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              LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

       THIS LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the "Agreement") is made effective as of the 2nd day of March, 2000 (the "Effective Date") by and between GUILFORD PHARMACEUTICALS INC., a Delaware corporation having its principal place of business at 6611 Tributary St., Baltimore, Maryland, U.S.A. 21224 ("Guilford"), on the one hand, PROQUEST PHARMACEUTICALS INC., a Kansas corporation having an address at 4913 Stoneback Place, Lawrence, Kansas 66047 ("ProQuest"). Guilford and ProQuest are sometimes referred to herein individually as a "Party" and collectively as the "Parties". References to Guilford and ProQuest shall include their respective Affiliates, as defined herein.

                                    RECITALS

       1. Pursuant to a License Agreement, dated April 2, 1999 (the "KU License"), between ProQuest and the University of Kansas Center for Research, Inc. ("KUCR"), ProQuest holds certain rights with respect to a proprietary compound, PQ-1002, as further described in the attached Schedule 1 ("PQ-1002"), and related intellectual property as further described in the attached Schedule 2, which it is using to develop a pro-drug of propofol, currently marketed for use as an anesthetic.

       2. Guilford possesses research, development and commercialization capabilities sufficient to perform the activities contemplated in this Agreement.

       3.     The Parties desire to enter into this Agreement pursuant to which
(a) ProQuest shall grant to Guilford an exclusive license to PQ-1002 and certain related compounds; and (b) Guilford agrees to develop and commercialize such products, all on the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                             ARTICLE 1. DEFINITIONS

The following capitalized terms shall have the following meanings as used in this Agreement:

       1.1 "ACT" shall mean the U.S. Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

       1.2 "AFFILIATE" shall mean a Person that, directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with the Person specified.

       1.3 "AGREEMENT COMPOUND" shall mean (i) PQ-1002; (ii) any other compound in ProQuest's Control on the Effective Date or during the term of this Agreement which is a prodrug of propofol or of a propofol analog; or (iii) any other compound which Guilford (and/or a sublicensee of Guilford's rights under this Agreement) may derive from ProQuest Patent Rights or ProQuest Know-how and that delivers (A) the propofol nucleus; or (B) a propofol analog. "Propofol analog" as used in this Agreement shall mean any compound that is derived from or similar to the propofol nucleus and is intended or expected to have similar

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pharmacological properties to propofol. "Propofol nucleus" as used in this
Agreement shall mean 2,6-di-isopropylphenol.

       1.4 "BANKRUPTCY EVENT" shall mean, with respect to a particular Party, that voluntary or involuntary proceedings by or against such Party are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such, or proceedings are instituted by or against such Party for corporate reorganization or the dissolution of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or such Party makes an assignment for the benefit of its creditors, or substantially all of the assets of such Party are seized or attached and not released within sixty (60) days thereafter.

       1.5 "COMMERCIALIZE" OR "COMMERCIALIZATION" shall mean those activities relating to the promotion, marketing and sale of any Agreement Compound.

       1.6 "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources commonly used in the research-based pharmaceutical industry for a product at a similar stage in its product life or similar market potential, taking into account efficacy, the competitiveness of alternative products in the marketplace, the degree of intellectual property protection available for the product (whether to Guilford or to Third Parties), the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors of Patent Rights, alternative products and other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for a particular product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the product and the market involved. For the avoidance of doubt, the Parties agree that Guilford (or its Affiliates or sublicensees) may elect not to sell a Program Product in a particular country if there is no patent covering same in such country.

       1.7 "CONFIDENTIAL INFORMATION" shall mean with respect to a particular Party, non-public proprietary data, information and/or materials that are owned or licensed in whole or in part by such Party (including, without limitation, the terms and conditions of the KU License, and the proprietary business, patent prosecution, process, technical information and data specified in Section 6.01 of the KU License).

       1.8 "CONSENT AND AGREEMENT" shall mean the Consent and Agreement, dated as of even date hereof, as the same may be amended from time to time, among Guilford, ProQuest and KUCR, the form of which is attached hereto and made a part hereof as Exhibit C.

       1.9 "CONTROLS" OR "CONTROLLED" shall mean, with respect to intellectual property, possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

       1.10 "DETERMINATION DATE" shall mean the earlier of (i) the date on or before sixty (60) days following Guilford's commencement of the Infusion Study contemplated in Section 3.2, or (ii) the date that Guilford delivers written notice to ProQuest and the Escrow Agent as set forth in Section 5.2.

       1.11 "DEVELOP" OR "DEVELOPMENT" shall mean those activities related to the clinical development of an Agreement Compound including those activities related to the obtainment of Regulatory Approvals for the clinical testing and commercial sale of an Agreement Compound. Development activities will specifically include (i) all activities relating to toxicology, in vitro assays, animal models of clinical efficacy and other


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studies required to support a Regulatory Filing to initiate clinical testing of an Agreement Compound and (ii) all activities relating to clinical studies and determination of safety and efficacy of an Agreement Compound in humans to support a Regulatory Filing to initiate Commercialization of an Agreement Compound.

       1.12 "EFFECTIVE DATE" shall mean the date of this Agreement first above written.

       1.13 "ESCROW AGREEMENT" shall mean the Escrow Agreement, dated of even date hereof, as the same may be amended from time to time, between Guilford and ProQuest, the form of which is attached hereto and made a part hereof as Exhibit B.

       1.14 "EUROPE" or "EUROPEAN COUNTRY" shall mean, for purposes of Sections 3.3, 5.3(c)(ii) and 8.6, any of the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

       1.15 "EXCLUSIVE COOPERATION FIELD" shall mean the Development of PQ-1002 or any other Agreement Compound, either alone or in combination with any other compound, and irrespective of indication, formulation, or other factors, but only in the field of human pharmaceutical or veterinary applications.

       1.16 "EXCLUSIVE LICENSE" shall mean an exclusive, worldwide, royalty-bearing license, subject to the University of Kansas's retained rights under Sections 2.03 and 2.04 of the KU License.

       1.17 "FDA" shall mean the Federal Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereof.

       1.18 "FORCE MAJEURE" shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder. Without limiting the generality of the foregoing, any of the following: any act of God, flood, fire, explosion, breakdown of plant, earthquake, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, acts of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand, regulatory delay, or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation, or clinical, technical, medical, scientific, or manufacturing delays, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, provided that in all such cases it is beyond the reasonable control of such Party, shall constitute Force Majeure.

       1.19   "GOVERNANCE COMMITTEE" shall have the meaning defined in Article
4.

       1.20 "GUILFORD KNOW-HOW" shall mean any and all of Guilford's techniques and data, including, but not limited to, the identity of and information relating to PQ-1002 or any other Agreement Compound, inventions, practices, methods, knowledge, skill, experience, test data including pharmacological, toxicological, pharmacokinetic and clinical test data, analytical and quality control data, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data, assays and biological materials relating to PQ-1002 or any other Agreement Compound, and any other information reasonably necessary for Guilford to Develop and Commercialize PQ-1002 or any other Agreement Compound and to otherwise perform its obligations under this Agreement which (i) Guilford discloses to ProQuest under this Agreement or (ii)



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Guilford Controls on the Effective Date and/or during the term of this
Agreement. Guilford Know-how shall exclude Guilford Patent Rights.

       1.21 "GUILFORD PATENT RIGHTS" shall mean the Patent Rights which cover a composition of matter, use, method, process or other matter relating to any Agreement Compound or Program Product, or derived from ProQuest Patent Rights or ProQuest Know-how, which Patent Rights are Controlled by Guilford from and after the Effective Date and during the term of this Agreement.

       1.22 "IND" shall mean an "Investigational New Drug Application," as defined in the Act, and all supplements thereto, covering an Agreement Compound.

       1.23 "LICENSE FIELD" shall mean the research, Development or Commercialization or any other use (including manufacture, marketing, sale or distribution), for profit or not-for-profit, of any Agreement Compound, but only for human pharmaceutical or veterinary applications.

       1.24 "MILESTONES" OR "MILESTONE PAYMENTS" shall mean the payments to be made to ProQuest by Guilford upon occurrence of certain events as set forth in
Article 5.

       1.25 "NDA" shall mean a "New Drug Application," as defined in the Act, and all supplements thereto, covering an Agreement Compound.

       1.26 "NET SALES" shall mean gross sales revenues from the sale or other supply of Program Products by Guilford, its Affiliates, sublicensees or non-Affiliated distributors to non-Affiliated Third Parties, less trade discounts (including without limitation, cash discounts, prompt payment or volume discounts, chargebacks from wholesalers, other allowances granted to customers or wholesalers of products and payments to government agencies, whether in cash or trade, rebates, retroactive price reductions or allowances actually allowed or granted from the billed amount), credits or allowances actually granted upon claims, rejections or returns of Program Products (including pursuant to recalls), and sales, value-added and other taxes actually paid based on sales price (when included in gross sales), but not including taxes when assessed on income derived from such sales. In order to insure ProQuest the full royalty payments contemplated hereunder, Guilford agrees that in the event any Program Product is sold or otherwise transferred to an Affiliate or a sublicensee, or to a corporation, firm or association with which Guilford has an arrangement which could result in an artificial reduction in the price paid by such party to Guilford for an Program Product (e.g., such purchaser has an option to purchase Guilford's stock, or has actual ownership of Guilford stock, or an arrangement with Guilford involving division of profits or special rebates or allowances respecting such Program Product) (collectively, "Affiliated Purchasers"), the royalties to be paid hereunder for such Program Product shall be based upon the greater of: (1) the net selling price at which such Affiliated Purchaser resells such Program Product to the end-user; (2) the fair market value of the Program Product being sold at that level of distribution; or (3) the net price paid by such Affiliated Purchaser for Program Product. Notwithstanding anything to the contrary in this Section 1.26, if a Program Product is distributed or invoiced for a discounted price substantially lower than customary in the trade or distributed at no cost to Affiliates or otherwise for bona fide business, scientific or charitable reasons (including without limitation in connection with clinical trials, compassionate sales or an indigent program), Net Sales shall be based on the actual price received (which may be a discounted price, or even $0, if distributed free in such bona fide cases). In the event that Guilford, its Affiliate or its sublicensee sells a Program Product in combination with other active ingredients or substance, the Net Sales for purposes of royalty payments shall be based on the sales revenues received with respect to the sales price of the component(s) consisting of such Program Product, and if such active components are not



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priced separately, based on such sales price as Guilford or its Affiliate may reasonably allocate to the Program Product included in such combination, subject to the reasonable approval of ProQuest.

       1.27 "PATENT RIGHTS" shall mean all patents and patent applications and foreign counterparts thereof, in all cases in any jurisdiction in the world, including any existing or future extensions, registrations, confirmations, reissues, continuations, divisions, substitutions, revalidations, continuations-in-part, re-examinations or renewals of such patent or application, including without limitation Supplementary Protection Certificates or the equivalent thereof.

       1.28 "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government agency or political subdivision thereto, and shall include any successor (by merger or otherwise) of such Person.

       1.29 "PROGRAM PATENT RIGHTS" shall mean any ProQuest Patent Rights or Guilford Patent Rights, and includes any Patent Rights, the subject of which is an invention conceived by either Guilford or ProQuest, or by Guilford and ProQuest jointly, or by a Third Party on behalf of Guilford and/or ProQuest pursuant to a contractual arrangement, either solely or jointly with Guilford and/or ProQuest, during the term of this Agreement or a 12 month period thereafter, and related to PQ-1002 or any other Agreement Compound.

       1.30 "PROGRAM PRODUCT" shall mean a product, the manufacture, use, sale, offer to sell or importation of which would (but for a right granted or retained by KUCR, ProQuest, Guilford or a sublicensee or other partner of Guilford) infringe one or more claims of a valid, issued patent included in the Program Patent Rights if any such activities were conducted in (i) the country of sale, (ii) the United States, or (iii) each of Germany, France and the United Kingdom.

       1.31 "PROQUEST KNOW-HOW" shall mean any and all of ProQuest's techniques, data and other information relating to PQ-1002 or any other Agreement Compound (including, but not limited to, the identity of and information relating to PQ-1002 or any other Agreement Compound, inventions, practices, methods, knowledge, skill, experience, test data including pharmacological, toxicological, pharmacokinetic and clinical test data, analytical and quality control data, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data, assays and biological materials, and any other information reasonably necessary for Guilford to Develop and Commercialize PQ-1002 or any other Agreement Compound), which ProQuest Controls on the Effective Date and/or during the term of this Agreement. ProQuest Know-how shall exclude ProQuest Patent Rights.

       1.32 "PROQUEST PATENT RIGHTS" shall mean Patent Rights which cover a composition of matter, use, method, process or other matter relating to PQ-1002 or any other Agreement Compound, which is owned or Controlled by ProQuest as of the Effective Date or during the term of this Agreement, including any joint interest it may have from time to time in Program Patent Rights, including without limitation the patent applications set forth on Schedule 2 attached hereto.

       1.33 "REGULATORY APPROVAL" shall mean any approvals (including, where necessary for the marketing, use or other distribution of a drug in a regulatory jurisdiction, pricing and reimbursement approvals), licenses, registrations, or authorizations or equivalents necessary for the manufacture, use, storage, import, export, clinical testing, transport, marketing, sale and distribution of a Program Product or Agreement Compound in a regulatory jurisdiction anywhere in the world (including without limitation authorization or



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authority to distribute a drug pursuant to laws, regulations or other permission covering the distribution of drugs on an orphan drug, named patient compassionate sale or similar bases).

       1.34 "REGULATORY FILINGS" shall mean, collectively, INDs, Biologics License Applications, Drug Master Files, NDAs and/or any other comparable filings as may be required by any federal, state or local regulatory agency, department, bureau or other governmental entity, in order to obtain Regulatory Approvals.

       1.35 "ROYALTY" shall have the meaning defined in Section 6.1 of this Agreement.

       1.36 "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated as of even date herewith, as the same may be amended from time to time, between Guilford and ProQuest, the form of which is attached hereto and made a part hereof as Exhibit A.

       1.37 "THIRD PARTY" shall mean any Person other than Guilford or ProQuest or their respective Affiliates, including governmental agencies and bodies.

       1.38 "THIRD PARTY ROYALTIES" shall mean royalties payable by Guilford, its Affiliates or sublicensees to a non-Affiliate Third Party (or multiple non-Affiliate Third Parties) to make, have made, use, sell, offer for sale or import Agreement Compounds where the royalty payable to such non-Affiliate Third Party is based on Patent Rights owned or Controlled by a Third Party.

       Capitalized terms not defined in this Article 1 shall have the meaning ascribed to them as set forth in this Agreement below.


                    ARTICLE 2. EXCLUSIVITY AND LICENSE GRANT

       2.1 EXCLUSIVITY. Subject to the terms and conditions of this Agreement, each of Guilford and ProQuest agrees to work exclusively with the other during the term of this Agreement in the Exclusive Cooperation Field, and neither it nor any of its Affiliates will directly or indirectly conduct, have conducted or fund any research, development, regulatory, manufacturing or commercialization activity within the Exclusive Cooperation Field, except as otherwise agreed by the Parties or permitted in this Agreement.

       2.2 LICENSE GRANT TO GUILFORD. Subject to the terms and conditions of this Agreement, ProQuest hereby grants to Guilford an Exclusive License, including under the ProQuest Patent Rights, to make, have made, use, sell, offer to sell and import PQ-1002, and to the extent any license is necessary to engage in such activities, any other Agreement Compound in the Licensed Field (provided, however, that Guilford shall not be entitled to practice its rights under this Agreement with respect to an Agreement Compound other than PQ-1002 unless and until the Parties have agreed on the appropriate Milestones, Milestone Payments and Royalties for such Agreement Compound, as contemplated in Sections 5.3(d) and 6.4(i) below). Guilford may sublicense, and grant the right to further sublicense, its rights licensed from ProQuest under this Agreement. Guilford shall provide a copy of any such sublicense agreement to ProQuest within thirty (30) days of its effective date. Each such sublicense shall be consistent with the terms of this Agreement, except as may otherwise by agreed in writing by the Parties.

       2.3 TRANSFER OF PROQUEST KNOW-HOW. ProQuest represents and warrants that no later than ten (10) days following the Effective Date, it will transfer, disclose or otherwise make available to Guilford, or



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will have transferred, disclosed or made available, all existing ProQuest
Know-how for use by Guilford to perform the "Infusion Experiment" contemplated in Section 3.2 below and described in Schedule 3 hereto, and to otherwise Develop and Commercialize PQ-1002. ProQuest further agrees and covenants to promptly transfer, disclose or make available, or have transferred, disclosed or made available, all ProQuest Know-how within its Control, or which it can disclose without breaching a contractual obligation to a Third Party, related to any Agreement Compound during the term of this Agreement to enable Guilford to research, Develop and Commercialize any Agreement Compound.

         ARTICLE 3. SCOPE; ALLOCATION OF RESPONSIBILITIES OF THE PARTIES

       3.1 COOPERATION UNDERTAKING; EXCLUSIVITY. During the term of this Agreement, ProQuest agrees to cooperate with Guilford as Guilford may reasonably request, at Guilford's expense for ProQuest's out-of-pocket expenses, in order to enable or facilitate the research, Development and Commercialization by Guilford of PQ-1002 or any other Agreement Compound in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, during the term of this Agreement, ProQuest agrees to promptly disclose to Guilford all ProQuest Patent Rights, and ProQuest Know-how Controlled by it or which ProQuest can disclose to Guilford without breaching a contractual obligation to a Third Party. ProQuest further agrees not to engage in research, Development or Commercialization of Agreement Compound except under this Agreement.

       3.2 INFUSION STUDY. Following mutual execution and delivery of this Agreement, Guilford will conduct or cause to be conducted a preclinical animal chronic infusion study with PQ-1002 in the manner set forth in Schedule 3 attached hereto (the "Infusion Study"). Guilford agrees to use Commercially Reasonable Efforts to commence the Infusion Study as soon as practicable following the Effective Date, but the Parties acknowledge and understand that commencement of the Infusion Study will depend on the availability of Guilford's contract research organization. Guilford agrees to use Commercially Reasonable Efforts to complete the Infusion Study and share any results thereof with ProQuest on or before the Determination Date.

       3.3 GUILFORD DEVELOPMENT AND COMMERCIALIZATION UNDERTAKING. During the term of this Agreement, Guilford agrees, using Commercially Reasonable Efforts, to conduct all Development and Commercialization of PQ-1002, whether independently or in collaboration with one or more corporate partners as Guilford may choose in its sole and absolute discretion. Guilford shall have the right to control all aspects of such Development and Commercialization. Specifically, Guilford agrees to use Commercially Reasonable Efforts to:

              (i) commence the first human clinical trial (whether under an IND or otherwise) of PQ-1002 no later than 18 months following the Determination Date; and

              (ii) file the first NDA for PQ-1002 no later than the fifth anniversary of the Determination Date.

       If Guilford in the exercise of Commercially Reasonable Efforts determines that another Agreement Compound is a more desirable candidate for Development or Commercialization than PQ-1002, then Guilford in its sole discretion may elect to Develop and Commercialize such an Agreement Compound in lieu of PQ-1002, in which event Guilford shall use Commercially Reasonable Efforts to so Develop and Commercialize such Agreement Compound (subject to Section 2.2 above and Sections 5.3(d) and 6.4(i) below). Guilford, either directly or through any corporate partner(s) it chooses, shall be responsible for paying all expenses



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associated with the Development and Commercialization of PQ-1002 (or any other
Agreement Compound, if applicable).

       If and when PQ-1002 (or another Agreement Compound, if applicable) has been successfully Developed, Guilford agrees to use its Commercially Reasonable Efforts to obtain the necessary Regulatory Approvals and market it in the United States, Europe and Japan, as well as such other regions and countries as Guilford may deem it commercially reasonable to do so. In so doing, Guilford shall have the right to grant one or more exclusive or non-exclusive marketing, sales, sales agency and/or distribution rights.

       3.4 REGULATORY MATTERS. Without limiting its rights under this Agreement, Guilford in its sole discretion will have complete control, authority, and responsibility for the regulatory strategies adopted for the Development and Commercialization of any Agreement Compound. Guilford will be responsible for and will own all Regulatory Filings and Regulatory Approvals for any Agreement Compound, except as otherwise provided in Section 10.4(b).

       3.5 MANUFACTURING. Without limiting its rights under this Agreement, Guilford in its sole discretion will have complete control, authority and responsibility for manufacturing of an Agreement Compound, whether directly or through Affiliates, contracted sublicensees or other Third Parties.

       3.6 HART-SCOTT RODINO ANTITRUST IMPROVEMENTS ACT OF 1976. Each of ProQuest and Guilford shall cooperate with one another in determining whether any filing of notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required in connection with the consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement, and preparing and making any such filing and furnishing information required in connection therewith. If such a filing is required, each Party shall be responsible for preparing and making its own filing, and each Party shall be responsible for paying its own costs and expenses associated with making the filing. Guilford shall be responsible for the fee required to be paid in connection with any such filing.


                              ARTICLE 4. GOVERNANCE

       4.1 GOVERNANCE COMMITTEE. The development of PQ-1002 (or another Agreement Compound, if applicable), and the relationship between the Parties, will be periodically reviewed by a Governance Committee which shall be composed of at least five (5) persons, two (2) of whom shall be representatives of ProQuest, and the remainder of which will be representatives of Guilford. Each Party shall, no later than thirty (30) days following the Effective Date, appoint its representatives to the Governance Committee by giving written notice to the other Party. The Governance Committee will be chaired by one representative designated by Guilford. Members of the Governance Committee shall serve in such capacities, on such terms and conditions, and for such duration as shall be determined by the Party appointing same. Each Party may designate an alternate member to serve temporarily in the absence of a permanent member designated by such Party. Each Party may from time to time upon prior written notice change its representative members on the Governance Committee

       4.2 MEETINGS OF THE GOVERNANCE COMMITTEE. Unless otherwise agreed by the Parties from time to time, the Governance Committee shall hold meetings at such times and places as shall be determined by the Parties, but in no event shall such meetings be held less frequently than once every calendar quarter,



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commencing no more than sixty (60) days following the Effective Date. Meetings may be conducted in person or by conference telephone or video conference. Before the conclusion of a meeting, the date and location of the next meeting will be decided by the Parties. The Chairperson may in his/her discretion decide that minutes of the meeting be kept, by designating any attendee to serve as secretary of the meeting.

       4.3 PURPOSE OF THE GOVERNANCE COMMITTEE. The Governance Committee shall serve as a forum for overseeing the relationship of the Parties arising out of this Agreement and for jointly reviewing the Development and Commercialization of PQ-1002 (or any other Agreement Compound), and shall perform such other functions as the Parties may agree in order to further the purposes of this Agreement. At least quarterly at a Governance Committee meeting, Guilford will deliver a report on the Development and Commercialization of PQ-1002 (or any other Agreement Compound), and Guilford will (either at such meeting or as a follow up to such meeting) provide such further information (including Guilford Know-how) relating to the Development and Commercialization of PQ-1002 (or any other Agreement Compound) as ProQuest may reasonably request, all subject to Article 7 below.

       4.4 AGENDAS. Each Party will use Commercially Reasonable Efforts to notify the other at least three (3) business days prior to the date of a meeting of the Governance Committee, proposing the agenda items it wishes to discuss at such meeting. Notwithstanding the foregoing, the Governance Committee shall be free to consider any matter related to this Agreement.

       4.5 INDEPENDENT CONTRACTORS. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity and the Parties shall have a relationship of independent contractors with respect to each other. No term or condition of this Agreement is intended to create nor shall any such term or condition create any fiduciary duty on the part of either Party for the benefit of the other, and shall not require either Party to expend either funds or efforts or commit resources other than as explicitly agreed in this Agreement.


                         ARTICLE 5. FEES AND MILESTONES

       5.1 PAYMENT AT SIGNING. As payment for the entering into of this Agreement and the Stock Purchase Agreement, Guilford shall pay simultaneously with the execution and delivery of this contract (i) by wire transfer of immediately available funds to the account of ProQuest the sum of Five Hundred Thousand Dollars ($500,000) and (ii) by check or wire transfer to the Escrow Agent, the sum of Five Hundred Thousand Dollars ($500,000) which shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

       5.2 DETERMINATION DATE. On or before the Determination Date, Guilford shall determine whether it desires to proceed with the Development and Commercialization of an Agreement Compound pursuant to this Agreement and shall provide written instructions to the Escrow Agent advising it of its decision. The Escrow Agent shall, upon such instruction and in accordance with the terms of the Escrow Agreement, release the escrowed funds (i) to ProQuest at a closing to occur no later than ten (10) days after the Determination Date (the "First Closing") in the event that Guilford desires to proceed or (ii) to Guilford in the event that Guilford does not desire to proceed, provided that in either event, ProQuest shall be entitled to any interest (or other income or gains) earned on the escrowed funds. In the event that Guilford desires to proceed, the $500,000 payment to ProQuest (referred to in Section 5.1(i) above) shall be applied towards the purchase of Common

Stock at the First Closing, as set forth in the Stock Purchase Agreement. In the event that Guilford does not desire to proceed, then ProQuest shall retain such $500,000 payment and shall have no obligation to issue Common Stock or convey other property to Guilford with respect to such payment.

       5.3    MILESTONE PAYMENTS.

       (a) DEVELOPMENT MILESTONES FOR PQ-1002. As additional consideration, Guilford shall pay the following amounts at each Additional Closing (as defined in the Stock Purchase Agreement) to occur after completion of the following development milestones (each a "Milestone") with respect to PQ-1002 (whether Developed by Guilford or its Affiliate or sublicensee):

              (i) $250,000 upon the Additional Closing following dosing of the first human; and

              (ii) $750,000 upon the Additional Closing following dosing of the first patient in a Phase II clinical trial; and

              (iii) $1 million upon the Additional Closing following dosing of the first patient in a Phase III clinical trial.

       Except as set forth in the Stock Purchase Agreement, all milestone payments set forth above shall be deemed payment for the purchase of ProQuest common stock and, in accordance with the Stock Purchase Agreement, Additional Closings shall be held following achievement of each Milestone. The price per share shares of Common Stock to be issued upon achievement of each Milestone shall be a price per share equal to 110% of the price per share of Common Stock (or conversion price per share of securities convertible into the Company's Common Stock) issued in the Company's most recent "Qualified Equity Infusion" (as that term is defined in the Stock Purchase Agreement) prior to the relevant Additional Closing.

       (b) NDA OR EQUIVALENT FILING MILESTONE. Guilford shall pay to ProQuest $2 million following submission of an NDA (or equivalent application for Regulatory Approval) which would enable the general marketing of PQ-1002 in a particular country. Of this $2 million, $1 million shall be paid as cash within five (5) business days following achievement of this Milestone, and, except as otherwise set forth in the Stock Purchase Agreement, $1 million shall be deemed payment for the purchase of ProQuest common stock upon the achievement of this Milestone, payable at an Additional Closing in accordance with the Stock Purchase Agreement.

       (c) NDA OR EQUIVALENT APPROVAL MILESTONE. Guilford shall pay the following amounts in cash (which shall not be deemed payment towards a purchase of ProQuest common stock) to ProQuest within five (5) business days following achievement of the following Milestones for an Agreement Compound (whether by Guilford or its Affiliates or sublicensees) in the following territories:

              (i) $5 million upon receipt of NDA clearance and any other Regulatory Approvals needed to enable the marketing and selling of PQ-1002 generally in the United States;

              (ii) $3 million upon receipt of all final Regulatory Approvals needed from the first European Country to enable the marketing and selling of PQ-1002 generally in that European Country; and

              (iii) $1 million upon receipt of all final Regulatory Approvals needed to enable the marketing and selling of PQ-1002 generally in Japan.

       (d) MILESTONE PAYMENTS FOR OTHER AGREEMENT COMPOUNDS. If Guilford desires to Develop any other Agreement Compound in lieu of or in addition to PQ-1002, the Parties must first agree in writing on any Milestone Payments for the Development of such Agreement Compound.

       (e) NOTIFICATION OF MILESTONES. No later than five (5) business days following the achievement of each Milestone, Guilford shall notify ProQuest in writing that such Milestone has occurred.


                              ARTICLE 6. ROYALTIES

       6.1 ROYALTIES. Guilford agrees to pay ProQuest a running royalty on worldwide Net Sales of PQ-1002 ("Royalty") in the following amounts:

              (i) five percent (5%) of Net Sales on the first One Hundred Million Dollars ($100,000,000) in worldwide Net Sales in any calendar year;

              (ii) seven percent (7%) on the next One Hundred Million Dollars (i.e., between $100,000,000 and $200,000,000) in worldwide
                     Net Sales in any calendar year; and

              (iii) nine percent (9%) on all amounts of worldwide Net Sales in excess of Two Hundred Million Dollars ($200,000,000) in any such calendar year.

       6.2 THIRD PARTY ROYALTY CREDIT. On a country by country basis, fifty percent (50%) of any Third Party Royalties paid by Guilford will be creditable against Royalties payable to ProQuest under this Agreement. Credit for Third Party Royalties will be made on a quarterly basis; provided, however, that no such credit shall reduce the amount of Royalties paid by Guilford for a particular calendar quarter by more than 50%.

       6.3 TERM OF ROYALTY. Royalty will be payable on a country by country basis until the last to expire of the patent or patents in such country covering PQ-1002, and, in a country where no patent ever issued covering PQ-1002, then until the last to expire of the patent or patents in the U.S., France, Germany or the United Kingdom covering PQ-1002.

       6.4    REPORTS AND PAYMENTS.

       (a)    CUMULATIVE ROYALTIES. The obligation to pay Royalties under this
Article 6 shall be imposed only once (i) with respect to any sale of the same unit of Program Product; and (ii) with respect to a single unit of Program Product regardless of how many valid issued or, assuming they were to issue, patent claims included in Program Patent Rights would be infringed by Third Parties by the making, using or selling of such Program Product.

       (b) STATEMENTS AND PAYMENTS. Guilford shall deliver to ProQuest within sixty (60) days after the end of each calendar quarter, a statement certified by Guilford as accurate to the best of its ability based on information available to Guilford, setting forth for the previous quarter the following information on a country-by-country basis: (i) Net Sales of Program Products; (ii) the basis for any Royalty adjustments; and (iii) the Royalty due hereunder, which report shall be accompanied by a remittance of the Royalty due.

       (c) INTEREST. If Guilford fails to pay undisputed Royalty within fifteen (15) days of the date such Royalty is due, Guilford shall pay interest on the amount of such overdue Royalty (from the original due date) at the rate of 10% per annum until it is paid in full. If any disputed Royalty withheld by Guilford is later determined to have been properly owing as of the original due date, Guilford shall likewise pay interest on the amount of such Royalty withheld at such interest rate from the original due date until date of payment.

       (d) TAXES. All taxes levied on account of Royalties accruing under this Agreement shall be paid by ProQuest. If laws or regulations require withholding of taxes from any payment by Guilford to ProQuest hereunder, the taxes will be deducted by Guilford from remittable Royalty to ProQuest and will be paid by Guilford to the proper taxing authority. Guilford will furnish ProQuest with the original copies of all official receipts for such taxes. In the event of any such withholding, the Parties agree to confer and cooperate in good faith regarding any filings with tax authorities and other measures that may be taken to minimize the amount of any such withholding.

       (e) CURRENCY. All amounts payable and calculations hereunder shall be in United States dollars, and all payments under this Article 6 shall be made to ProQuest. As applicable, Net Sales shall be translated into United States dollars at the rate of exchange at which United States dollars are listed in International Financial Statistics (publisher, International Monetary Fund) or if it is not available, The Wall Street Journal for the currency of the country in which the sale is made at the average of the calendar quarter in which such sales were made.

       (f) AUDIT. Guilford shall maintain (and shall cause its Affiliates and sublicensees to maintain) books and records as necessary to allow the accurate calculation of Royalties due hereunder including any records required to calculate any Royalty adjustments hereunder. Once per year ProQuest shall have the right to engage an independent accounting firm reasonably acceptable to Guilford, at ProQuest's expense, which shall have the right to examine in confidence during normal business hours the relevant Guilford records in order to determine and/or verify the amount of Royalty payments due hereunder. Should such accountants representing ProQuest deem it necessary to examine the books and records of any sublicensee of Guilford in connection with such an audit, the parties agree to cooperate and to reasonably exercise Guilford's right of access under its agreement with such sublicensee, so as to minimize any disruption in Guilford's relations with such sublicensee. Such independent auditor will prepare a report confirming or challenging the Royalties paid by Guilford for any of the preceding three (3) annual periods (except any period which has previously been subject to audit thereunder). In the event there was an under-payment by Guilford hereunder, Guilford shall promptly make payment to ProQuest of any short-fall (with interest specified under Section 6.4(c). In the event that there was an over-payment by Guilford hereunder, Guilford shall credit the excess amount against future payments. In the event any payment by Guilford shall prove to have been incorrect by more than seven-and-a-half percent (7.5%) to ProQuest' detriment, Guilford will reimburse ProQuest for its reasonable fees and costs of such independent auditor.

       (g) RECORD RETENTION. Guilford shall keep complete and accurate records in sufficient detail to permit ProQuest to confirm the accuracy of calculations of all payments hereunder. Such records shall be retained by Guilford for no less than a three (3) year period following the year in which any such payments were made hereunder, provided, however, that if there is a good faith dispute between the parties continuing at the end of any such three (3) year period with respect to such books and records, then the time period for RPR to maintain such books and records under dispute shall be extended until such time as the dispute is finally resolved.

       (h) SURVIVAL. Subsections (f) and (g) of this Section 6.4 shall survive any termination of this Agreement for the period set forth therein.

       (i) ROYALTY ON OTHER AGREEMENT COMPOUNDS. If Guilford desires to Develop and Commercialize any other Agreement Compound in lieu of or in addition to PQ-1002, the Parties must first agree in writing on any royalty on Net Sales of such Agreement Compound.


                    ARTICLE 7. CONFIDENTIALITY, PUBLICATIONS
                            AND PUBLIC ANNOUNCEMENTS

       7.1 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for five (5) years thereafter (provided that there shall not be any such limited term with respect to Confidential Information of the other Party which is a trade secret), each Party receiving hereunder any Confidential Information (the "Receiving Party") of the other Party pursuant to this Agreement (the "Disclosing Party"), and ProQuest, with respect to ProQuest Patent Rights and ProQuest Know-how that is Confidential Information, shall keep such Confidential Information confidential and shall not publish or otherwise disclose or use such Confidential Information for any purpose, except to the extent that it can be established by the Receiving Party that such Confidential Information:

              (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;

              (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

              (iii) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, other than through a breach by the Receiving Party of this Section 7.1;

              (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

              (v) was independently discovered or developed by the Receiving Party without reference to any information or material disclosed hereunder, and this is provable by documentary evidence.

       7.2    AUTHORIZED DISCLOSURE AND USE.

       (a) GUILFORD. Guilford may disclose Confidential Information of ProQuest received from ProQuest or a Third Party to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if Guilford is required by law or regulation to make any such disclosure of ProQuest's Confidential Information, Guilford will, except where impracticable for necessary disclosures (for example in the event of medical emergency), give reasonable advance notice to ProQuest of such disclosure requirement and will where applicable use its reasonable efforts to seek confidential treatment of such Confidential Information required to be disclosed. In addition, Guilford shall be entitled to disclose, under customary conditions of confidentiality similar to these contained in this Article 7, Confidential Information of ProQuest received from ProQuest, its Affiliate or a Third Party, in connection with Guilford's performance under this Agreement to Develop and Commercialize PQ-1002 or any other Agreement Compound, for purposes of conducting discussions with potential licensees, investors, financial institutions, potential merger or acquisition partners or other advisers. ProQuest understands that Guilford may file this Agreement and related agreements as exhibits to its public filings with the Securities and Exchange Commission. Guilford agrees to consult in good faith with ProQuest on the nature and scope of public references to ProQuest, its shareholders, KUCR and the University of Kansas in connection with any filings required of Guilford by law.

       (b) PROQUEST. ProQuest may disclose Confidential Information of Guilford received from Guilford or a Third Party to the extent such disclosure is reasonably necessary in prosecuting or defending litigation or (if and after ProQuest becomes a public company) complying with applicable securities regulations, provided that if Guilford is required by law or regulation to make any such disclosure of Guilford's Confidential Information, ProQuest will, except where impracticable for necessary disclosures, give reasonable advance notice to Guilford of such disclosure requirement and will where applicable use its reasonable efforts to seek confidential treatment of such Confidential Information required to be disclosed. ProQuest agrees to consult in good faith with Guilford on the nature and scope of public references to Guilford in connection with any filings required of ProQuest by law. ProQuest may disclose non-public (i) ProQuest Patent Rights and ProQuest Know-how in existence prior to the Effective Date, and (ii) ProQuest Patent Rights and ProQuest Know-how which come into existence from and after the Effective Date, so long as it does not relate to Agreement Compounds, in each case under customary conditions of confidentiality similar to those contained in this Article 7, for purposes of conducting discussions with potential licensees, investors, financial institutions, potential merger or acquisition partners or other advisers.

       7.3 TERMINATION OF PRIOR AGREEMENT. This Agreement supersedes the Confidentiality Agreement between ProQuest and Guilford, dated January 12, 1999. All confidential information received by a Party from the other under that agreement shall be deemed Confidential Information received under this Agreement by a Receiving Party from a Disclosing Party and shall be subject to the terms of this Article 7.

       7.4 PUBLICATIONS. Except as provided in this Section 7.4, ProQuest shall not publish or otherwise disclose non-public ProQuest Patent Rights or ProQuest Know-how relating to PQ-1002 or other Agreement Compounds in an academic, scientific or medical publication without Guilford's prior written consent. Guilford shall not in any event consent without being supplied a copy of the proposed publication or disclosure at least thirty (30) days prior to intended submission for publication or for oral presentation. Notwithstanding the first sentence of this Section 7.4, ProQuest may publish preclinical data relating to PQ-1002 in existence as of the Effective Date, provided Guilford is given at least thirty (30) days to review such manuscript or other disclosure and to discuss any concerns with ProQuest, and provided further that ProQuest may not publish the chemical structure of PQ-1002 (unless it has been previously publicly disclosed through no fault of ProQuest). Subject to the other terms and conditions of this Agreement, each Party will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to Agreement Compounds.

       7.5 PUBLIC ANNOUNCEMENTS. Except as provided in this Section 7.5 and in Section 7.4 above, ProQuest shall not make any public announcement regarding this Agreement, ProQuest Patent Rights or ProQuest Know-how or any Agreement Compound without Guilford's prior written consent. Guilford shall not in any event consent without being supplied a copy of such public announcement and a reasonable opportunity to review and comment prior to release of such public announcement. Guilford may make any public announcements it deems necessary or desirable under state and federal securities laws concerning this Agreement and the Development and Commercialization of an Agreement Compound. ProQuest, if it becomes and for so long as it remains a public company, may make any public announcements it deems necessary or desirable under state and federal securities laws concerning this Agreement. Subject to the foregoing two sentences and
Section 7.2 above, Guilford agrees to consult in good faith with ProQuest to agree on the nature and scope of Guilford's public references to ProQuest, its shareholders, KUCR, and the University of Kansas, and ProQuest agrees to consult in good faith with Guilford to agree on the nature and scope of ProQuest's public references to Guilford.

       7.6 SURVIVAL. Sections 7.1 and 7.2 shall survive the termination or expiration of this Agreement for a period of five (5) years or such longer period as is specifically contemplated therein.


               ARTICLE 8. PATENTS AND OTHER INTELLECTUAL PROPERTY

       8.1    OWNERSHIP OF PROGRAM PATENT RIGHTS. As between the Parties:

       (i) All Program Patent Rights covering inventions conceived solely by ProQuest personnel (and/or Third Parties with or on ProQuest's behalf) pursuant to activities undertaken under this Agreement shall be solely owned and held by ProQuest.

       (ii) All Program Patent Rights covering inventions conceived jointly by ProQuest personnel (and/or Third Parties on ProQuest's behalf) and Guilford personnel (and/or Third Parties on Guilford's behalf or pursuant to a sublicense or other collaboration arrangement with Guilford) whether together or jointly with Third Parties, pursuant to activities undertaken under this Agreement shall be jointly and equally owned by ProQuest and Guilford (and, where appropriate, such Third Party.)

       (iii) All Program Patent Rights covering inventions conceived solely by Guilford personnel (and/or Third Parties with Guilford or on Guilford's behalf) pursuant to activities undertaken under this Agreement shall be solely owned and held by Guilford (and, where appropriate, such Third Party).

       (iv) Each Party shall do and perform all lawful acts, including, but not limited to the execution of papers and lawful oaths, furnishing of data, test results and laboratory notebooks, production of relevant employees and consultants, and the giving of testimony, reasonably requested by the other Party to more fully perfect, affirm and record the ownership by the respective Parties of Program Patent Rights in accordance with this Section 8.1.

       8.2    PATENT PROSECUTION.

       (a) PROQUEST. As between the Parties during the term of this Agreement, and subject to Section 8.6 below, ProQuest (or KUCR, pursuant to the KU License, as amended by the Consent and Agreement) shall be responsible for and control the preparation, filing, prosecution, maintenance and defense in opposition, reexamination, interference and similar administrative proceedings, in the U.S. and foreign countries ("Patent Prosecution"), of ProQuest Patent Rights in existence on the Effective Date, and any subsequent ProQuest Patent Rights described in Section 8.1(i) above, provided that: (i) ProQuest shall provide Guilford sufficient time before the due date and filing thereof to review and comment on patent applications and patents and material correspondence to and from the U.S. Patent and Trademark Office and patent offices in foreign countries relating to such ProQuest Patent Rights; (ii) obtain Guilford's consent (which consent shall not to be unreasonably withheld) in connection with material actions ProQuest may take in the course of Patent Prosecution that would limit the scope of protection for Agreement Compounds; "Material actions" as used in this Agreement shall include: (1) the filing of new applications (including divisionals, continuations, continuations-in-part, reissues and reexaminations); (2) the filing of amendments; (3) the submission of responses to Official actions on the merits (and not relating to procedure, such as responses to restrictions or election of species); (4) the filing of formal papers such as declarations (including Rule 131 and 132 declarations);
(5) the filing of appeal briefs and reply briefs; (6) the submission of summaries of interviews during which the scope of claims was discussed; (7) the filing of responses to reasons for allowances; (8) abandonment of claims; (9) the filing of motions and taking of positions in patent interference proceedings; and (10) other material actions which could affect the scope of protection for Agreement Compounds; and (iii) Guilford shall have the right to exercise ProQuest's rights under the KU License, as amended by the Consent and Agreement, to review and comment in advance on the Patent Prosecution of ProQuest Patent Rights made by the University of Kansas.

       (b) EXPENSES. Guilford shall reimburse ProQuest for the reasonable fees and costs of such Patent Prosecution (including applicable reimbursement obligations incurred by ProQuest to KUCR under the KU License) as, when and if ProQuest incurs such expenses (or reimbursement obligations relating to such expenses), within thirty (30) days following presentation of an invoice and reasonable supporting documentation, provided that: (i) for the avoidance of doubt, Guilford shall not reimburse ProQuest for any expenses or reimbursement obligations incurred for Patent Prosecution of patents or patent applications that do not claim a composition of matter, use, method, process or other matter relating to Agreement Compounds; and (ii) to the extent ProQuest licenses Third Parties under a patent and/or patent application included in ProQuest Patent Rights for compounds other than Agreement Compounds (for example, for prodrugs of camptothecin in the field of cancer chemotherapeutics), Guilford will only reimburse a pro rata share of such fees and expenses for such patent and/or patent application, based on the number of licensees under such patent and/or patent application included in ProQuest Patent Rights.

       (c) GUILFORD. Guilford shall at its cost be responsible for and control the Patent Prosecution of Program Patent Rights described in Section 8.1(ii) and (iii) above, and such other ProQuest Patent Rights as the Parties may otherwise agree in writing. In any such Patent Prosecution of Program Patent Rights described in Section 8.1(ii) above, Guilford shall provide ProQuest sufficient opportunity to review and consult in advance of any deadlines and any filings by Guilford of patent applications and patents and material correspondence to and from the U.S. Patent and Trademark Office and patent offices in foreign countries relating to such Program Patent Rights. In the event Guilford elects not pursue the Patent Prosecution within its control of any ProQuest Patent Rights, Guilford shall give ProQuest sufficient notice to afford ProQuest the opportunity to do so at ProQuest's cost, in which event, ProQuest will own such ProQuest Patent Rights, free and clear of any license to Guilford under this Agreement.

       (d) ProQuest agrees to use commercially reasonable efforts, in consultation with Guilford, to diligently conduct Patent Prosecution of ProQuest Patent Rights in a manner so as to preserve and expand the scope of claims therefor to the extent reasonably possible.

       (e) In the event that ProQuest elects not to pursue Patent Prosecution of any ProQuest Patent Rights, ProQuest shall give Guilford sufficient notice to afford Guilford the opportunity to do so at Guilford's cost, in which event Guilford will own such ProQuest Patent Rights, free and clear of any ownership interest of ProQuest in said ProQuest Patent Rights. ProQuest will execute all documents and do all things as Guilford may reasonably request in connection with the exercise of Guilford's rights under this Section.

       8.3    ENFORCEMENT OF PATENT RIGHTS.

       (a) GUILFORD. Guilford shall have the right but not the obligation, in its own name, to enforce Program Patent Rights against any Third Party suspected of infringing a claim of Program Patent Rights, subject, to the extent applicable, to the terms of Article 8 of the KU License, as amended by the Consent and Agreement. Guilford shall have exclusive control over the conduct of any such proceedings, including the right to settle or compromise such proceedings, subject, to the extent applicable, to the terms of Article 8 of the KU License, as amended by the Consent and Agreement. Subject to Guilford's right to be reimbursed out of any award or recovery under Section 8.3(b) below, the expense of any proceeding Guilford initiates, including lawyers' fees and costs, shall be borne by Guilford. ProQuest agrees to cooperate (at Guilford's expense for ProQuest's out-of-pocket expenses) with Guilford in such action as Guilford may reasonably request.

       (b) DISPOSITION OF ANY AWARD OR RECOVERY. Any award or recovery paid to Guilford by a Third Party as a result of such patent infringement proceedings (whether by way of settlement or otherwise) shall: (i) first be applied toward reimbursement of legal fees, costs and expenses incurred by the Parties in proportion to their out-of-pocket expenditures of such fees, costs and expenses; and (ii) second, from the remainder, if any, Guilford shall pay to ProQuest an amount equal to the applicable Royalty rate as applied to the remainder as though such remainder were Net Sales of Program Products in the year in which the award or recovery is received.

       (c) PROQUEST. ProQuest shall by its own counsel and at its own expense have the right to participate and be represented in any such proceeding that Guilford initiates regarding ProQuest Patent Rights described in Section 8.3(a) above. In the event that Guilford does not initiate an action to enforce Program Patent Rights against a Third Party suspected of infringing a claim of ProQuest Patent Rights, ProQuest may give notice to Guilford that ProQuest intends to bring such enforcement action at ProQuest's own expense. In such event, the Parties shall confer, and if Guilford has a commercially reasonable basis for foregoing or delaying such infringement proceeding, then Guilford's decision shall govern, provided, however, in determining whether there is a commercially reasonable basis for Guilford's decision, any interest (direct or indirect) held by Guilford in the suspected infringer shall be disregarded. Any recovery made by ProQuest from a Third Party pursuant to any infringement action ProQuest brings as contemplated in this Section 8.3(c) will be allocated as if it were recovered by Guilford under Section 8.3(b) above and the Consent and Agreement.

       8.4 INFRINGEMENT DEFENSE. Guilford shall defend and control any suit against any of Guilford, Guilford's Affiliates or sublicensees, ProQuest and/or ProQuest's Affiliates alleging infringement of any patent or other intellectual property right of a Third Party arising out of the manufacture, use, sale, offer to sell or importation of a Program Product by Guilford, Guilford's Affiliates or sublicensees. Guilford shall be responsible for all costs, expenses and damages, including lawyer's fees and costs, associated with any such suit or action, and shall indemnify ProQuest against any losses, claims or damages ProQuest may suffer or incur as a result of such infringement defense, provided that (i) Guilford shall be entitled to a 50% credit (with excess credit carrying over to future payment obligations) toward any Milestone Payments (whether for stock of ProQuest under the Stock Purchase Agreement or otherwise) or Royalty under
Article 5 or 6 above for all such costs, expenses, damages and indemnity reimbursement obligations actually paid by Guilford; (ii) for any item of cost, expense, damage or reimbursement paid by Guilford, the credit described in clause (i) shall only apply to Milestone Payments or Royalties that become due after Guilford pays such item; and (iii) for the avoidance of doubt, any prospective royalty obligation mandated by any settlement, judgment or award will be treated as Third Party Royalty under Section 6.2 above.

       8.5 COOPERATION AMONG THE PARTIES. Subject, to the extent applicable, to the terms of the KU License, as amended by the Consent and Agreement: (i) neither Party shall admit the invalidity or unpatentability of any ProQuest Patent Rights or take any other action that may diminish the scope of protection for Agreement Compounds without the other Party's prior written consent (such consent not to be unreasonably withheld) in any action taken in the prosecution of, or in the defense of an action by a Third Party alleging patent invalidity or unpatentability of any patent application or patent included among the ProQuest Patent Rights; (ii) with respect to Patent Prosecution conducted by Guilford of ProQuest Patent Rights, Guilford shall provide ProQuest sufficient time before the due date and filing thereof, to review and comment on patent applications and patents and material correspondence to and from the U.S. Patent and Trademark Office and foreign patent offices; (iii) the Parties agree to cooperate with each other and to use best efforts to ensure the cooperation of any of their respective personnel and licensee(s) or licensor(s) as might reasonably be requested in any such matters, and shall sign any necessary legal papers and provide the prosecuting party with useful data or other information;
(iv) the Parties will confer on what action to take with respect to the defense of infringement proceedings naming both Guilford and ProQuest or in proceedings to enforce patents claiming the ProQuest Patent Rights against a Third Party;
(v) except to the extent Patent Prosecution rights are granted to ProQuest in
Section 8.2(a) above, if the Parties cannot agree on the course of action to be taken in the Patent Prosecution of any Program Patent Rights or in the defense of any Third Party infringement action, Guilford's decisions shall control; and
(vi) each Party agrees to bring to the attention of the other Party any patent or patent application it discovers, or has discovered, and which relates to the subject matter of this Agreement.

       8.6 FOREIGN FILINGS. The Parties shall consult with each other concerning the scope of filings of ProQuest Patent Rights, and ProQuest shall cause ProQuest Patent Rights it is prosecuting under Section 8.2 above to be filed in those countries designated by Guilford, provided that each Party shall use Commercially Reasonable Efforts to cause ProQuest Patent Rights to be filed at least in the United States, Europe, Canada and Japan. In the event ProQuest elects to file ProQuest Patent Rights in countries other than those designated by Guilford, then Guilford shall be relieved of its reimbursement obligations under Section 8.2(b) above for such ProQuest Patent Rights in such countries; and ProQuest shall own such ProQuest Patent Rights free and clear of any license to Guilford under this Agreement. Guilford shall have the final discretion with respect to the ultimate geographic scope of filing of Guilford Patent Rights.

       8.7 PATENT ASSIGNMENT. ProQuest will not assign its rights under any jointly owned Program Patent Rights except with the prior written consent of Guilford, provided that ProQuest may assign such rights without consent to an Affiliate or other permitted assignee under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets, as provided in Section 13.1 below.

       8.8 NO WARRANTY RESPECTING PATENTS. No Party makes any warranty with respect to the validity, perfection or dominance of any Patent or other proprietary right or with respect to the absence of right in Third Parties which may be infringed by the manufacture, sale or other use of any Program Product.

                    ARTICLE 9. REPRESENTATIONS AND WARRANTIES

       9.1 REPRESENTATIONS AND WARRANTIES OF PROQUEST. Except as set forth on the Disclosure Schedule attached hereto as Schedule 4 and made a part of this Agreement, ProQuest hereby represents and warrants to Guilford as follows:

       (a) ORGANIZATION AND STANDING. ProQuest is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the full corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and each of the agreements contemplated hereby (collectively, the "Transaction Documents") and to carry out the transactions contemplated thereby.

       (b) AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by ProQuest of each of the Transaction Documents have been duly authorized (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any term or provision of ProQuest's organizational documents; or (b) conflict with, or result in any material breach of, or constitute a material default under, any agreement to which ProQuest or its assets is or are a party or by which ProQuest is bound, or any applicable law or regulation. No other corporate action is necessary for ProQuest to enter into each of the Transaction Documents and to consummate the transactions contemplated thereby.

       (c) BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of ProQuest, enforceable in accordance with its terms; and each of the Transaction Documents to be executed by ProQuest pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of ProQuest, enforceable in accordance with its terms except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

       (d) PATENT RIGHTS. Except for the rights reserved to the University of Kansas or KUCR under the KU License, ProQuest owns or Controls all of the ProQuest Patent Rights set forth on Schedule 2, which constitutes a true and complete list of all ProQuest Patent Rights in existence on the Effective Date that relate to PQ-1002 or any other Agreement Compound. ProQuest is not aware of any action, suit, inquiry, investigation or other fact (other than as may be disclosed in filings or correspondence with the U.S. Patent and Trademark Office, which materials have been made available to Guilford) which ProQuest believes may question or threaten the validity or priority of any ProQuest Patent Rights or Guilford's or ProQuest's ability to perform under this Agreement.

       (e) PROQUEST KNOW-HOW. To ProQuest's knowledge, ProQuest has disclosed or made available to Guilford all ProQuest Know-how in ProQuest's possession or Control which may adversely affect the scientific, regulatory or business prospects of the Development and Commercialization of PQ-1002 or any other Agreement Compound.

       (f) INFUSION STUDY. Without limiting the generality of any of the other representations and warranties contained in this Section 9.1, ProQuest possesses no information which has led it to believe that the Infusion Study may result in the generation of data adverse to the prospects of Guilford's successful Development and Commercialization of PQ-1002 or any other Agreement Compound.

       (g) DISCLOSURE. To ProQuest's knowledge, no representation or warranty by ProQuest in this Agreement, and no ProQuest Know-how furnished to Guilford in contemplation of this Agreement, or in connection with the transactions contemplated hereby, contains any untrue or misleading statement or omits any fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading as of the Effective Date.

       9.2 REPRESENTATIONS AND WARRANTIES OF GUILFORD. Guilford hereby represents and warrants to ProQuest as follows:

       (a) ORGANIZATION AND STANDING. Guilford is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the full corporate power and authority to carry on its business as currently conducted, to enter into each of the Transaction Documents and to carry out the transactions contemplated thereby.

       (b) AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by Guilford of each of the Transaction Documents have been duly authorized (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any term or provision of Guilford's organizational documents; or (b) conflict with, or result in any material breach of, or constitute a material default under, any agreement to which Guilford or its assets is or are a party or by which Guilford is bound, or any applicable law or regulation. No other corporate action is necessary for Guilford to enter into each of the Transaction Documents and to consummate the transactions contemplated thereby.

       (c) BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of Guilford, enforceable in accordance with its terms; and each of the Transaction Documents to be executed by Guilford pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Guilford, enforceable in accordance with its terms except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

       9.3 PERFORMANCE BY AFFILIATES. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible for and be guarantor of the performance by its Affiliates of such obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance, including without limitation those provisions which specifically survive any termination of this Agreement.

       9.4 DISCLAIMER OF WARRANTY. EXCEPT AS SET FORTH IN THIS ARTICLE 9, EACH PARTY AS TO THE OTHER PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH ITS PROGRAM PATENT RIGHTS AND KNOW-HOW, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. ANY AGREEMENT COMPOUND OR MATERIAL PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL KNOW-HOW, ARE PROVIDED "AS IS" AND "WITH ALL FAULTS."

                        ARTICLE 10. TERM AND TERMINATION

       10.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the latest of (a) the date on which Guilford ceases to be engaged in the Development or Commercialization of an Agreement Compound pursuant to this Agreement and so notifies ProQuest in writing or (b) the expiration of the last to expire of the Program Patent Rights.

       10.2 TERMINATION BY GUILFORD. This Agreement may be terminated by Guilford as provided below:

       (a) At any time during the term of this Agreement if ProQuest materially breaches this Agreement, which breach is not cured within sixty (60) days of written notice thereof from Guilford.

       (b) At any time during the term of this Agreement upon written notice if ProQuest becomes and remains subject to a Bankruptcy Event.

       (c) If Guilford elects to terminate this Agreement in its sole and absolute discretion based on the results of the Infusion Study, by giving written notice to ProQuest to such effect on or before the Determination Date.

       (d) At any time during the term of this Agreement upon written notice given by Guilford at least 60 days prior to the effective date of such termination.

       In the event Guilford terminates this Agreement pursuant to any of
Section 10.2(a) through (d) above, subject to Section 10.4, Guilford shall be released from all prospective obligations under this Agreement, except for those items that are expressly provided to survive termination.

       10.3 TERMINATION BY PROQUEST. This Agreement may be terminated by ProQuest in whole or in part as provided below:

       (a) At any time during the term of this Agreement if Guilford materially breaches this Agreement, which breach is not cured within sixty (60) days of written notice thereof from ProQuest.

       (b) At any time during the term of this Agreement upon written notice if Guilford becomes and remains subject to a Bankruptcy Event.

       (c) Subject to Section 13.5, if Guilford has not, directly or through a partner, commenced the first human clinical trial (whether under an IND or otherwise) of PQ-1002 on or before 18 months following the Determination Date.

       (d) Subject to Section 13.5, if Guilford has not, directly or through a partner, filed the first NDA for PQ-1002 no later than the fifth anniversary of the Determination Date.

       The Parties agree that (c) and (d) above shall not apply in the event Guilford has decided to Develop and Commercialize an Agreement Compound other than PQ-1002; provided, however, that if Guilford makes such a decision, the Parties shall negotiate in good faith to replace (c) and
(d) with applicable provisions related to the new Agreement Compound.

       In the event ProQuest terminates this Agreement pursuant to any of Sections 10.3 (a) thru (d) above, subject to Section 10.4, ProQuest shall be released from all prospective obligations, except for those obligations that are expressly provided to survive termination.

       10.4 ALLOCATION OF RIGHTS UPON TERMINATION. In the event of termination of this Agreement for any reason, unless otherwise agreed in writing, the Parties shall have the rights and obligations set forth in this Section 10.4:

       (a) PROQUEST PATENT RIGHTS AND PROQUEST KNOW-HOW. Subject to Section 10.4(d) below, and except as otherwise specifically provided in this Agreement, Guilford shall have no further or additional right and license to use the ProQuest Patent Rights, ProQuest Know-how or Confidential Information of ProQuest. Notwithstanding the foregoing, Guilford shall have a limited right and license to use such ProQuest Patent Rights, Pro-Quest Know-how or Confidential Information solely to complete any Regulatory Filings required by law, to make any disclosures required by law, including state and federal securities laws, and in connection with the marketing, distribution and sale of all of its inventory of the Program Products existing as of the date of termination of this Agreement for a six (6) month period following such date of termination.

       (b) TRANSFER OF CERTAIN INFORMATION. Subject to Section 10.4(d) below, Guilford shall within 60 days following any such termination transfer to ProQuest all preclinical and clinical data and copies of all Regulatory Filings and Regulatory Approvals in Guilford's possession relating to Agreement Compounds.

       (c) GUILFORD PATENT RIGHTS AND GUILFORD KNOW-HOW. Subject to Section 10.4(d) below, Guilford shall grant ProQuest a permanent, royalty-free, non-exclusive worldwide license (with a right to sublicense) under Guilford Patent Rights and Guilford Know-how: (i) to Develop and Commercialize any Agreement Compound; and (ii) to utilize any process relating to the manufacture of prodrugs covered by Guilford Patent Rights or Guilford Know-how, provided that nothing herein shall be deemed to be a license by Guilford to ProQuest of any other Patent Rights of Guilford. In such case, Guilford shall within 60 days following any such termination disclose or make available to ProQuest Guilford Know-how in Guilford's Control as of such termination necessary to utilize any such process contemplated in (ii) above. Notwithstanding Section 7.1, ProQuest may then disclose non-public Guilford Patent Rights or Guilford Know-how contemplated in the preceding sentence under customary conditions of confidentiality similar to those contained in Article 7 for purposes of conducting discussions with potential licensees, investors, financial institutions, merger or acquisition partners or other advisers.

       (d) TERMINATION DUE TO PROQUEST'S BREACH. In the event this Agreement is terminated by Guilford pursuant to Section 10.2(a), the provisions of Section 10.4(a) through (c) shall not apply, and Section 10.4(e) shall apply to ProQuest, but not to Guilford, and without limiting any other remedies Guilford may have against ProQuest, Guilford shall have a permanent, exclusive worldwide license under ProQuest Patent Rights and ProQuest Know-how to Develop and Commercialize any Agreement Compound then in Development or Commercialization, subject to Guilford making the payments to ProQuest in the amounts and at the times provided in Articles 5 and 6.

       (e) RETURN OR DESTRUCTION. Subject to Section 10.4(d) above, each Receiving Party shall promptly return to the Disclosing Party or destroy all tangible embodiments of Confidential Information received from the Disclosing Party, and all tangible embodiments of Program Patent Rights and Know-how, and all copies thereof, received from the Disclosing Party. At the Disclosing Party's request, the Receiving Party will certify its compliance with this
Section 10.4(b) in writing to the Disclosing Party.

       (f) ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Unless explicitly provided otherwise in this Agreement, termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit to either Party prior to such termination, relinquishment or expiration, including damages arising from any breach under this Agreement. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

       (g) SUBLICENSEE RIGHTS. In the event that this Agreement and/or the rights and licenses granted under this Agreement to Guilford are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct license between ProQuest and the sublicensee under the terms and conditions of the sublicense agreement, subject to sublicensee (i) curing any breach by Guilford, if such termination was due to a breach by Guilford, and
(ii) agreeing in writing to be bound to ProQuest under such terms and conditions as well as those related to indemnification and confidentiality contained in Articles 7 and 11 hereof within thirty (30) days after ProQuest provides written notice to sublicensee of the termination of Guilford's rights and licenses under this Agreement, provided that the financial terms are no less favorable to ProQuest, and ProQuest's obligations under such sublicense are no greater, than currently existing under this Agreement. At the request of Guilford, ProQuest will acknowledge to a sublicensee, ProQuest's obligations to sublicensee under this Section 10.4(f).


                           ARTICLE 11. INDEMNIFICATION

       11.1 INDEMNIFICATION BY GUILFORD. Guilford will defend and indemnify ProQuest, its officers, directors, employees, and agents and hold them harmless from all liability, loss, damage and cost arising out of (i) any claims of any nature (excluding claims by Third Parties relating to patent infringement, except to the extent and subject to the terms specifically set forth in Section
8.4 above) arising out of the research, Development or Commercialization of any Agreement Compound (or any Program Product or any other product that contains an Agreement Compound) by, on behalf of or under the authority of Guilford, or (ii) any breach of Guilford's representations or warranties under this Agreement.

       11.2 INDEMNIFICATION BY PROQUEST. ProQuest will indemnify Guilford, its officers, directors, employees, agents, and licensees and hold them harmless from all liability, loss, damage and cost arising out of any breach of ProQuest's representations or warranties under this Agreement.

       11.3 PROCEDURE. In the event it becomes aware of a claim for which indemnification may be sought under this Article 11, the indemnified Party shall promptly notify the other in writing of the claim. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 11, such Party (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

       11.4 SURVIVAL. The provisions of this Article 11 shall survive any termination of this Agreement.


                         ARTICLE 12. DISPUTE RESOLUTION

       12.1   GENERAL. The Parties desire to establish the procedures in this
Article 12 to facilitate the resolution of any dispute pertaining to the rights and obligations of the Parties under this Agreement in an expedient and commercially reasonable manner by mutual cooperation and without resort to litigation. Except as otherwise provided in this Agreement or agreed by the Parties in writing, all disputes under this Agreement will be resolved as set forth in this Article 12.

       12.2   INITIAL ATTEMPTS TO RESOLVE DISPUTES.

       (a) Any disputes between the Parties will first be addressed either informally between the Parties or raised in the forum of the Governance Committee. If the matter is sufficiently urgent, either Party may request a special meeting of the Governance Committee, in which event the Parties will use Commercially Reasonable Efforts to convene such a special meeting at a time and place that is mutually convenient to the Parties. If the Parties are unable to resolve a dispute among them informally or in the Governance Committee, or the Governance Committee could not be convened to consider the matter, during a period of thirty (30) days following the giving of formal written notice by one Party to the other specifically invoking the dispute resolution procedure contained in this Article 12, then either Party may, by written notice to the other, have such dispute referred to their respective executive officers designated below or their successors, for attempted resolution by good faith negotiations:

       FOR GUILFORD:     Chief Executive Officer of Guilford

       FOR PROQUEST:     Chief Executive Officer of ProQuest

In the event the designated executive officers are not able to resolve any such dispute within thirty (30) days after written notice given by one Party to the other invoking this stage in the dispute resolution procedure under this Article 12, either Party may by written notice to the other commence the Arbitration process set forth in Section 12.3 below.

       (b) All negotiations pursuant to this Section 12.2 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

       12.3 ARBITRATION. If a dispute has not been resolved by negotiation as provided in Section 12.2 above, then, except as otherwise provided in this
Section 12.3, the dispute shall be determined by arbitration in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the AAA, by three (3) arbitrators each of whom (i) has the qualifications and experience set forth in subsection (a) of this Section 12.3 and (ii) is selected as provided in subsection (b) of this Section 12.3. Any issue as to whether or the extent to which the dispute is subject to the arbitration and other dispute resolution provisions contained in this Agreement, including, but not limited to, issues relating to the validity or enforceability of these arbitration provisions, the applicability of any statute of limitations or other defense relating to the timeliness of the assertion of any claim or any other matter relating to the arbitrability of such claim, shall be decided by the arbitrators; provided, however, that any person or entity who or which has not agreed to be bound by the provisions of this Agreement or these arbitration provisions shall not be bound by any arbitration award rendered by the arbitrators unless such person or entity participates in the arbitration proceeding and does not object to being bound by such award at or prior to the commencement of the arbitration hearing. The arbitrators shall base their award on the terms of this Agreement, and they shall endeavor to follow the law and judicial precedents which a U.S. District Judge sitting in the Southern District of New York would apply in the event the dispute were litigated in such court; provided, however, that nothing contained herein shall be deemed to enlarge the grounds for vacating arbitral awards even if, despite such endeavors, the arbitrators fail to correctly follow applicable law. The arbitrators shall render their award in writing and, unless all Parties agree otherwise, shall include an explanation in reasonable detail of the reasons for their award. The arbitration shall be governed by the substantive laws of the State of New York and applicable to contracts made and to be performed therein, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties expressly waive any putative right they may otherwise have to seek an award of punitive damages arising out of any dispute hereunder.

       (a) QUALIFICATIONS. Each person named on any list of potential arbitrators shall be either (i) a neutral and impartial lawyer with excellent academic and professional credentials (x) who is or has been practicing law at least fifteen (15) years, specializing in either general commercial litigation or general corporate and commercial matters (or, if the dispute involves patent matters, such as whether a product Developed and Commercialized by Guilford is an Agreement Compound or a Program Product, then in patent law or litigation or judging relating to patents), with experience in the field of the pharmaceutical/biotechnology industry and (y) who has had both training and experience as an arbitrator and is generally available to serve as an arbitrator, or (ii) an impartial and neutral retired U.S. federal court judge or an impartial and neutral retired judge from the highest state court who (x) served as a judge for at least ten (10) years and (y) has had both training and experience as an arbitrator and is generally available to serve as an arbitrator.

       (b)    SELECTION. Each arbitrator shall be selected as provided in this
Section 12.3 and otherwise in accordance with the AAA's Commercial Arbitration Rules in effect on the Effective Date.

       12.4 EXPENSES. All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration shall be borne equally by Guilford and ProQuest unless the Parties agree otherwise or unless the arbitrators in the award assess such expenses against one of the Parties or allocate such expenses other than equally between Guilford and ProQuest. Each of the Parties shall bear its own counsel fees and the expenses of its witnesses except (i) to the extent otherwise provided in this Agreement or by applicable law or (ii) to the extent the arbitrators in their discretion determine for any reason to allocate such fees and expenses among the Parties in a different manner. Any attorney or retired judge who serves as an arbitrator shall be compensated at a rate equal to his or her current regular hourly billing rate unless otherwise mutually agreed upon by the Parties and the arbitrator.

       12.5 CERTAIN TERMS. For purposes of this Article 12, the term "impartial" shall mean any person who is not nor has been within the previous five (5) years an employee or paid consultant of a Party, and does not have any other extended familial, close social, material ownership or other relationship to a Party.

       12.6 ARBITRATION CONFIDENTIALITY. All aspects of an arbitration conducted pursuant to this Agreement shall be and remain confidential and all participants shall be bound by judicially enforceable obligations of strict confidentiality except to the extent (i) required by law, including, without limitation, material disclosure requirements under applicable securities laws, or (ii) the Parties agree in writing to waive in whole or part such confidentiality.

       12.7 SURVIVAL. Any duty to arbitrate under this Agreement shall survive and remain in effect and enforceable after termination of this Agreement for any reason.


                            ARTICLE 13. MISCELLANEOUS

       13.1 ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party, except for assignment by operation of law in connection with a merger of a Party with or into another Person (whether or not such Party is the surviving and controlling entity) or the sale or other transfer of all of the shares or all or substantially of the assets of a Party to another direct or indirect wholly-owned subsidiary of that Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.1 shall be void.

       13.2 AFFILIATED ENTITIES. Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

       13.3 RESEARCH AND DEVELOPMENT ENTITIES. Either Party may assign its rights and obligations under this Agreement to an entity or entities (e.g., partnership or corporation) that are specifically formed for financial purposes and that finance research and development performed by such Party; provided that such assignment shall not relieve the assigning Party of responsibility for performance of its obligations under this Agreement.

       13.4 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

       13.5 FORCE MAJEURE. No Party shall be liable to any other Party for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Parties. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

       13.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

       If to ProQuest, addressed to:           ProQuest Pharmaceuticals Inc.
                                               1617 St. Andrews Drive
                                               Lawrence, Kansas 66047
                                               Attention:  President
                                               Telecopier:    (785) 832-8234

       with a copy (which shall        Shook, Hardy & Bacon LLP
       not constitute notice) to:      1010 Grand Blvd., 5th Floor
                                               P.O. Box 15607
                                               Kansas City, Missouri 64106-0607
                                               Attention: John W. Simpson
                                               Telecopier:  (816) 842-3190


       If to Guilford, addressed to:           Guilford Pharmaceuticals Inc.
                                               6611 Tributary Street
                                               Baltimore, MD 21224
                                               Attention:  Secretary
                                               Telecopier:    (410) 631-6819

       with a copy (which shall        Hogan & Hartson LLP
       not constitute notice) to:      111 S. Calvert Street
                                               Suite 1600
                                               Baltimore, Maryland 21202
                                               Attention: Michael J. Silver
                                               Telecopier:  (410) 539-6981

       13.7 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

       13.8 WAIVER. No provision of the Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

       13.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

       13.10 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

       13.11 GOVERNING LAW; JURISDICTION. For the purposes of this Agreement, the Parties acknowledge their diversity (ProQuest being a Kansas corporation having its principal place of business in Kansas and Guilford being a Delaware corporation having its principal place of business in Maryland) and agree that this Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and federal patent law, and the Parties hereby accept and submit to the exclusive jurisdiction of the Federal District Court located in Kansas or the state courts of general jurisdiction in the state of Kansas for purposes of enforcing any this Agreement including any arbitral award hereunder.

       13.12 SEVERABILITY. In the event that any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law unless doing so would have the effect of materially altering the right and obligations of the Parties in which event this Agreement shall terminate and all the rights and obligations granted to the Parties hereunder shall cease and be of no further force and effect.

       13.13 ENTIRE AGREEMENT OF THE PARTIES. This Agreement, the Stock Purchase Agreement, the Escrow Agreement and the Consent and Agreement, including all Appendices attached hereto and thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement, the Stock Purchase Agreement, the Escrow Agreement and the Consent and Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties (and KUCR, in the case of the Consent and Agreement).

       13.14 NO TRADEMARK RIGHTS. Expect as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name "ProQuest," "Guilford," or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

       13.15 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Unless explicitly provided otherwise in this Agreement, termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit to any Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

       13.16 SCHEDULES AND EXHIBITS. The following Schedules and Exhibits are attached hereto to this Agreement and made a part of this Agreement:

                      Schedule       Description
                      --------       -----------

                         1           Description of PQ-1002
                         2           ProQuest Patent Rights
                         3           Infusion Study
                         4           Disclosure Schedule

                        Exhibit      Description
                        -------      -----------
                         A           Stock Purchase Agreement
                         B           Escrow Agreement
                         C           Consent and Agreement

       13.17 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

       IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the date and year first above written.

PROQUEST:                            GUILFORD:

PROQUEST PHARMACEUTICALS INC.        GUILFORD PHARMACEUTICALS INC.



By:  /s/  Osborne S. Wong            By:  /s/ Thomas C. Seoh
     ---------------------                ------------------
Name: Osborne S. Wong                Name:  Thomas C. Seoh
Title: President                     Title: Senior Vice President, General Counsel
                                            and Secretary

                                                                      Schedule 1

                             Description of PQ-1002

                                        *











*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                                                      Schedule 2

                         List of ProQuest Patent Rights

1.          *
2.          *

These patent applications are included within the definition of ProQuest Patent Rights to the extent they cover a composition of matter, use method, process or other matter relating to PQ 1002 or any other Agreement Compound.





















*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                                                      Schedule 3

                                 Infusion Study

                                        *















*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                                                      Schedule 4



                               Disclosure Schedule


Section 4.1

     The Company is qualified to do business in Kansas (by way of its incorporation in Kansas).


Section 4.2

     The authorized capital stock of the Company is as follows:

         3,000,000 shares of common stock, par value $.001 per share. 3,000,000 shares of non-voting stock, par value $.001 per share. 1,000,000 shares of preferred stock, par value $.001 per share.

     The current stockholders of the Company are as follows:


        Shareholder                      Shares of Common Stock
        -----------                      ----------------------

        *                                       *



Section 4.3

     The financial statements referred to in Section 4.3 are attached hereto.

     *














*The asterisk denotes that confidential portions (15 pages) of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                                                       Exhibit A



                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of March 2, 2000 by and between ProQuest Pharmaceuticals Inc., a Kansas corporation with an address at 4913 Stoneback Place, Lawrence, Kansas 66047 (the "Company") and Guilford Pharmaceuticals Inc., a Delaware corporation, with a business address at 6611 Tributary Street, Baltimore, Maryland 21224 ("Guilford").

     WHEREAS, the Company and Guilford are entering into a License, Development, and Commercialization Agreement, contemporaneously with the execution of this Agreement, for a compound known to the parties as PQ-1002 (the "License Agreement"), pursuant to which Guilford will, among other things, conduct development and commercialization activities for PQ-1002 and, in certain circumstances, related compounds;

     WHEREAS, as partial consideration for the License Agreement and in accordance with the terms of the License Agreement, Guilford may choose on the Determination Date (as defined in the License Agreement) to purchase, up to a certain number of shares of the Company's common stock, par value $.001 per share for an aggregate consideration of $1 million dollars, $500,000 of which has been paid to the Company upon execution of the License Agreement and the balance of which has been placed in escrow pursuant to an Escrow Agreement by and among the Company, Guilford, and First Union National Bank, as Escrow Agent, (the "Escrow Agreement"), a copy of which is attached as Exhibit B to the License Agreement and incorporated by reference herein;

     WHEREAS, upon the achievement of certain Milestones (as defined in the License Agreement), Guilford desires to purchase additional shares of the Company's common stock, subject to certain limitations hereinafter set forth herein and subject further to the terms of a Voting Agreement between the parties hereto of even date herewith;

     WHEREAS, the Company desires to issue to Guilford, and Guilford desires to subscribe for and acquire from the Company, an equity interest in the Company, upon the terms and conditions hereinafter set forth; and

     WHEREAS, the parties contemplate that the first closing of the investments contemplated hereby shall occur within ten (10) days of the Determination Date (the "First Closing").

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


1.   Definitions

     For all purposes of this Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided herein and all capitalized terms not defined in Exhibit A or herein shall have the meanings ascribed to them in the License Agreement, a copy of which is attached hereto as Exhibit B.


2.   Sale and Purchase of Shares


     2.1 Sale and Purchase of Shares

     On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue to Guilford, and Guilford agrees to purchase from the Company, at the First Closing described below, 133,333 shares of Company's Common Stock, par value $0.001 per share (the "Common Stock") for an aggregate purchase price of $1 million and an additional number of shares of the Company's Common Stock, at a price calculated as set forth below, at Additional Closings to occur upon the achievement of certain Milestones as set forth in the License Agreement.


     2.2  Payments and Deliveries at the Closings

     (a) FIRST CLOSING. A First Closing shall occur, if, on or before the Determination Date, Guilford provides written instructions to the Escrow Agent advising that Guilford desires to proceed with the Development and Commercialization of an Agreement Compound pursuant to the License Agreement. If Guilford fails to provide written instructions in this manner, then there shall be no First Closing and any payments previously made by Guilford to ProQuest and/or the Escrow Agent shall be distributed to the parties in accordance with
Section 5.2 of the License Agreement. At the First Closing, the Company shall issue an aggregate of 133,333 shares of Common Stock to Guilford for an aggregate purchase price of $1 million dollars of which $500,000 was paid to the Company in connection with the signing of the License Agreement and the balance of $500,000 shall be released at the First

Closing by the Escrow Agent to the Company in accordance with the terms of the Escrow Agreement.

     (b) ADDITIONAL CLOSINGS. The additional shares of Common Stock to be issued upon achievement of each Milestone shall be issued at one or more Additional Closings, at a price per share equal to 110% of the price per share of the Company's Common Stock, par value $.001 per share (or conversion price per share of securities convertible into the Company's Common Stock) issued in the Company's most recent "Qualified Equity Infusion" prior to the relevant Additional Closing. For purposes of this SECTION 2.2.(b), Qualified Equity Infusion shall mean the most recent equity investment of $500,000 or more in any shares of Common Stock or any security which is convertible into, exchangeable for, or exercisable for any shares of Common Stock, which may include any purchase of Common Stock pursuant to this Agreement, by a non-affiliate of the Company in a bona fide, arms length transaction. The number of shares deliverable at an Additional Closing shall equal the relevant Milestone Payment divided by the relevant purchase price per share.

     (c) CERTIFICATION AND DELIVERY OF SHARES. Each Additional Closing shall take place, subject to the terms and conditions hereof, within five (5) business days following receipt by Guilford of a certificate by the Chief Executive Officer of the Company setting forth the number and price per share of Common Stock to be issued at the Additional Closing and reasonable supporting information to confirm the calculation of the price per share to be paid at the Additional Closing, including information concerning any prior Qualified Equity Infusion. Such notice shall be given to Guilford no later than thirty (30) days following the Company's receipt of Guilford's notice contemplated by Section 5.3(e) of the License Agreement.

     The aggregate cash consideration paid by Guilford at each Additional Closing, if any, shall be that amount set forth in the License Agreement for achievement of the Milestone for which the Additional Closing is being held. The Company agrees to take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). All shares of Common Stock which are so issuable shall, when issued, be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

     (d) LIMIT ON GUILFORD OWNERSHIP. In the event that the purchase of shares as payment for a Milestone payment shall cause Guilford to own twenty percent (20%) or more of the then issued and outstanding Common Stock of the Company, Guilford agrees to purchase only such amount of shares of Common Stock at the Additional Closing that will not result in Guilford's aggregate ownership of Common Stock exceeding 19.9% of the then issued and outstanding Common Stock of the Company. Any balance due from Guilford upon achievement of the Milestone which cannot be paid through purchase of the Common Stock due to the limitations set forth above shall be paid in cash.

       2.3.   PIGGYBACK REGISTRATION RIGHTS

              (a) REQUEST. If at any time or times after the date of this Agreement the Company proposes to make a registered public offering of any of its securities under the Act (whether to be sold by it or by it and one or more selling stockholders) other than an offering registered on Form S-8, Form S-4, or successor forms relating to employee stock plans and business combinations, the Company shall, not less than 20 days prior to the proposed filing date of the registration form, give written notice of the proposed registration to Guilford specifying in reasonable detail the proposed transaction to be covered by the registration statement, and at the written request of Guilford delivered to the Company within 10 days after giving such notice, shall include in such registration and offering, and in any underwriting of such offering, all securities designated by Guilford. The Company shall have no obligation to include shares of Common Stock owned by Guilford in a registration statement pursuant to this SECTION 2.3, unless and until Guilford (a) in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions (but not requiring Guilford to provide indemnification or contribution to the underwriters or the Company) and (b) shall have furnished the Company with all information and statements about or pertaining to Guilford in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of the registration statement.

              (b) REDUCTION. If a registration in which Guilford has the right to participate pursuant to this SECTION 2.3 is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities of the Company proposed to be sold by the Company, and (ii) second, the shares of Common Stock proposed to be sold by (A) Guilford and (B) any other stockholders proposing to sell shares of Common Stock pursuant to such registration, with the shares described in this clause (ii) to be included on a pro rata basis.

       2.4.   REGISTRATION PROCEDURES

              (a) Whenever Guilford has requested that any shares of Common Stock be registered pursuant to SECTION 2.3 hereof, the Company shall, as expeditiously as reasonably possible:

                     (1) prepare and file with the SEC a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for Guilford with copies of all such documents proposed to be filed);

                     (2) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days or until Guilford has completed the distribution described in such registration statement, whichever occurs first;

                     (3) furnish to Guilford such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Guilford may reasonably request;

                     (4) use its commercially reasonable efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as Guilford requests (and to maintain such registrations and qualifications effective for a period of 90 days or until Guilford has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable Guilford to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection (4), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction); provided that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by Guilford, then Guilford shall pay such expenses to the extent required by such jurisdiction;

                     (5) notify Guilford, at any time when a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare, file and furnish to Guilford a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in light of the circumstances then existing, necessary to make the statements therein not misleading;

                     (6) cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed;

                     (7) provide a transfer agent and registrar for all such shares not later than the effective date of such registration statement;

                     (8) enter into such customary agreements and take all such other actions as Guilford reasonably requests (and subject to its reasonable approval) in order to expedite or facilitate the disposition of such shares; and

                     (9) make available for inspection by Guilford, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by Guilford or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company.

              (b) GUILFORD EXPENSES. If, pursuant to SECTION 2.3 hereof, the a portion of Guilford's Common Stock is included in a registration statement, then Guilford shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares.

              (c) COMPANY EXPENSES. Except for the fees and expenses specified in SECTION 2.4.(a) hereof and except as provided below in this SECTION 2.4.(b), the Company shall pay all expenses incident to the registration of shares by the Company and Guilford pursuant to SECTIONS 2.4, and to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than Guilford's portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and counsel for Guilford and all independent certified public accountants and other persons retained by the Company.

              Notwithstanding anything to the contrary contained in this SECTION 2.4, in the event the Company determines in its reasonable judgment that it may be advisable to delay a registration statement described in SECTION 2.3 or to withdraw such registration statement if such registration statement has already been filed, the Company may withdraw such registration statement or delay the filing of such registration statement, for a period not in excess of 90 days. Such right to delay a request will not be exercised by the Company more than once in any 12-month period.

       2.5.   ADJUSTMENT OF NUMBER OF SHARES ISSUED UPON ISSUANCE OF COMMON
              STOCK.

              After the First Closing, if and whenever the Company shall issue or sell any shares of Common Stock or other equity securities of the Company convertible into Common Stock of the Company or any Option or Convertible Securities for, (both as defined below), a price per share of Common Stock or Common Stock equivalent less than Five Dollars ($5.00) per share (except for the issuance of (i) up to an additional 50,000 shares (as adjusted for stock splits, distributions, combinations or the like) of Common Stock to the University of Kansas Center for Research, Inc. ("KUCR") pursuant to the License Agreement dated as of April 2, 1999, between KUCR and the Company, or (ii) any additional shares of Common Stock and/or Options (and the shares of Common Stock issuable upon the exercise of such Options) issued to directors, consultants or employees of the Company under any stock option or other equity incentive plan approved by the Board of Directors or its Compensation Committee) (in each such case, a "Dilutive Financing"), the Company shall within thirty (30) calendar days following a Dilutive Financing issue to Guilford that number of shares of Common Stock that shall equal the additional number of shares of Common Stock Guilford could have purchased at the First Closing and any Additional Closing which has occurred, for the aggregate consideration paid by Guilford, had the price per share paid by Guilford, at each Closing been reduced to the price at which the Company issued or sold, or is deemed to have issued or sold, the shares of securities in the Dilutive Financing, subject to the limitations set forth in
Section 2.2(d) hereof.

              For purposes of this SECTION 2.5, the following subparagraphs (a) to (f) shall be applicable, subject to the provisions set forth in clauses (i) and (ii) of the preceding paragraph:

              (a) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than Five Dollars ($5.00) per share of Common Stock, then such issuance shall be deemed a Dilutive Financing, and the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph
(c), no adjustment in the number of shares issued to Guilford shall be made upon the actual issue of such Common Stock or of such Convertible Securities, upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

              (b) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than Five Dollars ($5.00) per share of Common Stock, then such issuance of Convertible Securities shall be deemed a Dilutive Financing and the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that except as otherwise provided in subparagraph (c), no adjustment of the number of shares issued to Guilford shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the number of shares issued to Guilford as a result of a Dilutive Financing have been or are to be made pursuant to other provisions of this Section, no further adjustment of the number of shares issued to Guilford shall be made by reason of such issue or sale. Notwithstanding anything to the contrary above, if the conversion rate for any Convertible Securities is not known at the date of issuance of the Convertible Securities, the determination of whether or not such issuance is a Dilutive Financing shall be made on the first date on which such Convertible Securities are converted into Common Stock. Any subsequent adjustment to the conversion rate of such Convertible Securities shall be governed by the provisions of subparagraph (c).

              (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. In the event that the Option purchase price referred to in subparagraph (a) decreases, or consideration payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (a) or (b) is reduced, or the conversion rate for Convertible Securities referred to in subparagraph (a) or (b) changes such that additional shares of common stock are issued at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution but excluding shares issued in connection with stock splits, distributions, combinations or the like), then such change shall be deemed a Dilutive Financing and the applicable number of shares of Common Stock issued to Guilford shall be increased to the number of shares of Common Stock which would have been issued had such Options or Convertible Securities still outstanding provided for such changed purchased price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

              (d) CONSIDERATION FOR STOCK. In case the Company issues or sells any shares of Common Stock, Options or Convertible Securities for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case the Company issues or sells any shares of Common Stock, Options or Convertible Securities for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any amounts paid or receivable for accrued interest and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case the Company shall issue any Options in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

              (e) RECORD DATE. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the of the Common Stock, Options or Convertible Securities issued or sold upon the making of such dividend or other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              (f) TREASURY SHARES. The disposition of any shares of Common Stock owned or held by or for the account of the Company shall be considered an issue or sale of Common Stock for the purpose of this SECTION 2.5, but while held as Treasury Shares shall not be included in the number of shares of Common Stock outstanding.

       2.6.   REPURCHASE OPTION.

              (a) REPURCHASE AT THE OPTION OF THE COMPANY. During a period of thirty (30) days following the receipt of a New Drug Application ("NDA") approval from the U.S. Food and Drug Administration relating to PQ-1002 or another Agreement Compound (as defined in the License Agreement), the Company may, by written notice to Guilford, require Guilford to sell that portion of the shares of Common Stock previously sold to Guilford under this Agreement and then owned by Guilford such that Guilford, after giving effect to the repurchase by the Company, shall own no more than 10% of the then issued and outstanding Common Stock of the Company. The repurchase price per share (the "Repurchase Price") shall be equal to the original purchase price per share of Common Stock (as adjusted for any Dilutive Financing) repurchased plus (i) any declared but unpaid dividends as of the Repurchase Date (as defined below) and (ii) an additional amount calculated at a compounded annual rate of ten percent (10%) of the original purchase price per share of Common Stock accrued from the date of issuance. The Company shall repurchase shares of Common Stock in descending order of price based upon the prices at which the shares were issued to Guilford.

              (b) REPURCHASE PAYMENT; NOTICE. The Company shall pay the Repurchase Price for the shares of Common Stock to be repurchased on a date (the "Repurchase Date") no later than thirty (30) days after the date of the notice described in Section 2.6(a) above. Not less than seven (7) business days prior to the applicable Repurchase Date, the Company shall deliver to Guilford a further notice stating the Repurchase Date and the Repurchase Price. Guilford shall thereafter surrender its certificate or certificates representing the shares to be repurchased to the Company or deliver an affidavit of lost certificate in accordance with the Kansas corporation law instead of such certificate(s) at a closing to take place at a mutually agreed upon location no later than the Repurchase Date (the "Repurchase Closing") and the Company shall at the Repurchase Closing, against delivery of the shares or affidavit of lost certificates, repurchase the applicable shares by paying the Repurchase Price by certified check or wire transfer to an account designated by Guilford.

3.     ADDITIONAL UNDERTAKINGS AND COVENANTS

The Company and Guilford hereby covenant and agree as follows:

       3.1.   CONSENTS AND APPROVALS

              (a) The Company and Guilford shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental and supragovernmental authorities and of private persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any Agreement of any kind whatsoever applicable to the Company or Guilford.

              (b) The Company and Guilford shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by this Agreement and (ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

       3.2.   ACCESS OF GUILFORD TO INFORMATION

              The Company shall provide to Guilford and its representatives at least thirty (30) days prior written notice of any Dilutive Financing.

       3.3.   CONFIDENTIALITY

              (a) Guilford hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to the Company not generally known by or available to the general public. Guilford agrees at all times after the date hereof to use reasonable efforts, consistent with those employed by it with respect to its own confidential information, (i) to keep confidential all such information that is identified as being of a confidential nature, (ii) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose such confidential information to any third party (other than to its counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the Company's advance written authorization; provided, however, that Guilford shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed other than by or through Guilford; or (D) is required to be disclosed by law or judicial process. In the event this Agreement is terminated prior to the First Closing, Guilford will return to the Company or destroy, at such Person's option, all documents, workpapers and other materials Furnished to Guilford relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by Guilford of the provisions of this Section, the Company shall be entitled to an injunction restraining Guilford from disclosing, in whole or in part, such information.

              (b) The Company hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to Guilford not generally known by or available to the general public. The Company agrees at all times after the date hereof to use reasonable efforts consistent with those employed by it with respect to its own confidential information, (i) to keep confidential all such information that is identified by Guilford as being of a confidential nature, (ii) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose such confidential information to any third party (other than to the Company's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without Guilford's advance written authorization; provided, however, that the Company shall have no such obligations with respect to confidential information that (A) was lawfully obtained by the Company not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed; or
(D) is required to be disclosed by law or judicial process. At the request of Guilford, the Company will return to Guilford or destroy, at the Company's option, all documents, work papers and other materials Furnished to the Company relating to Guilford and the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by the Company of the provisions of this Section, Guilford shall be entitled to an injunction restraining such Person, as the case may be, from disclosing, in whole or in part, such information.

       3.4.   AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION

              The Company shall take all actions (corporate and otherwise) necessary to duly authorize, adopt, file and otherwise make effective on or prior to each Closing Date amendments and supplements to the certificate of incorporation of the Company, if and to the extent necessary, in form satisfactory to Guilford in order to carry out the purpose of this Agreement.

       3.5.   NEWS RELEASES

              Neither Guilford nor the Company shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other Party hereto, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Guilford (subject to the provisions of Section 7.2 and 7.5 of the License Agreement) may make such news release or other public announcements without the consent of ProQuest if such disclosure is necessary, in the good faith opinion of management, to comply with applicable laws requiring the disclosure of material events.

       3.6.   SUBSEQUENT EVENTS

              The Company shall notify Guilford promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to each Closing that results in an omission from, or breach of, any of the covenants, representations or warranties made by or on behalf of the Company in this Agreement, the Disclosure Schedule or any other Document Furnished in connection with or pursuant to this Agreement, but such notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

       3.7.   CHANGE OF CONTROL

                     (a) In the event that the Company or its stockholders collectively controlling the Company desire to enter into a transaction or series of transactions which, if consummated, would result in shareholders of the Company who collectively control the Company receiving a cash payment for their shares of the Company's common stock at a price per share greater than the highest price paid by Guilford for any shares purchased pursuant to this Agreement, including in the Additional Closing caused by operation of this
Section 3.7 (the "Change in Control Price"), Guilford shall have the obligation, but only concurrently with a closing of the change in control transaction contemplated hereby which also results in all of Guilford's shares of the Company's Common Stock being purchased at such Change in Control Price, to accelerate its payment of the portion of the Milestone payment(s) to be used to purchase shares of the Company's common stock (as provided in Section 2.2(b), but limited as set forth in Section 2.2(d))(regardless of whether the Milestone(s) have been achieved), and the Company shall issue such shares of Common Stock on such accelerated basis. The Company shall notify Guilford of the change in control transaction no fewer than thirty (30) days in advance of the consummation of the transaction. The Company shall provide Guilford with the certificate specified in Section 2.2(c) within five (5) business days of the date of the notice of the change in control transaction. The remaining cash payment portions of the Milestone payment(s) shall remain due upon achievement of the Milestone(s) as set forth in the License Agreement.

              (b) The rights and obligations of this Section 3.7 shall terminate and be of no further effect upon the Company's initial public offering of Common Stock.

4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Except as specifically set forth in the Disclosure Schedule (with a disclosure with respect to a Section of this Agreement to require a specific reference in the Disclosure Schedule to the Section of this Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly apply), the Company represents and warrants as of signing and as of the First Closing and each Additional Closing (which representation and warranty (subject to delivery by the Company to Guilford of updated Disclosure Schedules), which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule), as updated, to Guilford as follows:

       4.1.   ORGANIZATION AND STANDING

              The Company, is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, and has the full corporate power and corporate authority to own, operate and lease their respective Assets, to carry on its business as currently conducted and to carry out the transactions contemplated hereby. The Company has made available to Guilford complete and correct copies of the governing instruments of the Company in effect on the date of this Agreement. The Company is duly qualified or registered to conduct business and is in good standing in the states, countries and territories listed on the Disclosure Schedule. The Company is not qualified to do business in any jurisdiction which is not listed on the Disclosure Schedule, and neither the nature of the business conducted by, nor the character of the Assets owned, leased or otherwise held by the Company makes such qualification necessary, except to the extent the failure to be so qualified in any jurisdiction would not have a Material Adverse Effect on the Company.

       4.2.   CAPITAL STRUCTURE OF THE COMPANY

              The Disclosure Schedule sets forth (a) the authorized capital stock of the Company and a true and accurate list of all of the stockholders of the Company. All shares of capital stock of the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The shares of Common Stock to be purchased and sold pursuant to this Agreement, will, upon the issuance thereof, be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on the Disclosure Schedule, no shares of capital stock of the Company (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company are outstanding. There are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of any securities of the Company, except as contemplated hereunder or described in the Disclosure Schedule.

       4.3.   FINANCIAL STATEMENTS

              The Company has prepared and Furnished to Guilford and there are included as exhibits that are part of the Disclosure Schedule, the unaudited consolidated balance sheets of the Company for the one year periods ending December 31, 1997, 1998 and 1999, and the unaudited statements of income, stockholders' equity and changes in financial position for each such one year period. The 1999 financial statements are in draft form on the Effective Date. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section or Furnished to Guilford after the date hereof pursuant to this Agreement: (i) were in accordance with the books and records of the Company, (ii) presented fairly, in all material respects, the consolidated financial position of the Company as of the respective dates and the results of operations and changes in financial position for the respective periods indicated, and (iii) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods or Statements for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The Disclosure Schedule sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to the Company.

       4.4.   NO LIABILITIES

              Except as reflected in the financial statements Furnished to Guilford or as described on the Disclosure Schedule, as of the Effective Date of the License Agreement, there existed no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company other than (i) those liabilities set forth on the Disclosure Schedule or otherwise incurred in the Ordinary Course of Business and in amounts that are not material to the Company, and (ii) for taxes, assessments and other governmental charges, if such taxes, assessments and other charges (x) are not yet due and payable, or (y) are due and payable but can be paid hereafter without penalty or interest and for which a proper accrual relating thereto is reflected in the financial statements or the Disclosure Schedule and which will be paid before penalty or interest begins to accrue thereon. Except as described in the Disclosure Schedule, since the Effective Date of the License Agreement, the Company has not incurred any liabilities (whether contingent or absolute, matured or unmatured, known or unknown) other than in the Ordinary Course of Business and in amounts that are not material to the Company.

       4.5.   CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE

              Other than as set forth in the Disclosure Schedule, since the Effective Date of the License Agreement, and prior to the First Closing, no event has occurred with respect to the Company that would have a Material Adverse Effect.

       4.6.   RESTRICTIONS AND CONSENTS

              Except as set forth on the Disclosure Schedule, there are no Agreements, Laws or other restrictions of any kind to which the Company is a party or any of its Assets is subject that would prevent or restrict the execution, delivery or performance of this Agreement or prohibit or materially limit the continued operation of the business of the Company after the date hereof on substantially the same basis as heretofore operated, as a result of the execution, delivery or performance of this Agreement. The Disclosure Schedule lists all such Agreements and Laws that require the consent or approval of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by the Company.

       4.7.   AUTHORIZATION

              The execution, delivery and performance by the Company of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not, except as would not have a Material Adverse Effect on the
Company: (a) conflict with, or violate any provision of, any Law applicable to the Company or any of its Assets, or any provision of the articles of incorporation or bylaws of the Company; (b) conflict with, or result in any breach of, or constitute a default under any Agreement to which the Company is a party or by which the Company or any of its Assets; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the Assets of the Company.

       4.8.   ABSENCE OF VIOLATION

              The Company is not in material violation of or material default under, nor has the Company materially breached, any term or provision of its articles of incorporation or bylaws or other organization documents or any material Agreement or restriction to which the Company is a party or by which the Company or its Assets are bound or affected.

       4.9.   BINDING OBLIGATION

              This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and each Document to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

       4.10.  DISCLOSURE

              To the Company's knowledge, no representation or warranty by the Company in this Agreement, and no Document Furnished or to be Furnished to Guilford pursuant to this Agreement, or in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue or misleading statement or omits or will omit any fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading as of the First Closing Date.

5.     REPRESENTATIONS AND WARRANTIES OF GUILFORD

              Guilford hereby represents and warrants to the Company as of signing and as of each Additional Closing, as follows:

       5.1.   ORGANIZATION AND STANDING

              Guilford is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the full corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

       5.2.   AUTHORIZATION

              The execution, delivery and performance by Guilford of this Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Guilford of the transactions contemplated hereby and thereby have been duly authorized (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any term or provision of Guilford's organizational documents or (b) conflict with, or result in any material breach of, or constitute a material default under, any Agreement to which Guilford or its Assets are a party or by which Guilford is bound. No other corporate action is necessary for Guilford to enter into this Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

       5.3.   BINDING OBLIGATION

              This Agreement constitutes a valid and binding obligation of Guilford, enforceable in accordance with its terms; and each Document to be executed by Guilford pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Guilford, enforceable in accordance with its terms except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

       5.4.   NO REGISTRATION UNDER THE SECURITIES ACT

              Guilford understands that the Common Stock to be purchased by it at each Closing pursuant to the terms of this Agreement has not been and will not be registered under the Securities Act or any state securities laws and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the shares of Common Stock being acquired hereunder subsequently are so registered or qualify for exemption from registration under the Securities Act.

       5.5.   ACQUISITION FOR INVESTMENT

              The Common Stock being acquired under this Agreement by Guilford in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act. The Shares will not be offered for sale, sold or otherwise transferred by such Guilford without either registration or exemption from registration under the Securities Act.

       5.6.   EVALUATION OF MERITS AND RISKS OF INVESTMENT

              Guilford has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock being acquired hereunder. Guilford is an "accredited investor" within the meaning of one or more paragraphs (1), (2), (3) or (8) of Rule 501(a) under the Securities Act. Guilford understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such Common Stock for an indefinite period of time, inasmuch as such Shares have not been registered under the Securities
Act). Guilford believes it has
received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Guilford further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Common Stock and the business, properties and financial condition of the Company.

       5.7.   LEGENDS

              Guilford acknowledges that, to the extent applicable, each certificate evidencing the Common Stock shall be endorsed with legends imposed or required by the Securities Act, applicable state laws or this Agreement and the related documents referred to herein.

6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF GUILFORD

       6.1.   FIRST CLOSING

              The obligations of Guilford under this Agreement to purchase the shares of Common Stock to be purchased by it at the First Closing Date are subject to the fulfillment, at or prior to the First Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Guilford to purchase the shares at the First Closing, unless such failure is agreed to in writing by Guilford, provided, however, in all events, the Company shall be entitled to retain the $500,000 payment as specified in SECTION 5.1(i) of the License Agreement.

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement and the statements contained in the Disclosure Schedule and Exhibits attached hereto or in any Document Furnished by the Company pursuant to this Agreement shall be true and complete in all material respects when made, and on and as of the First Closing Date, as though such representations and warranties were made on and as of such date, except for any changes occurring in the Ordinary Course of Business and not material to the Company or as otherwise expressly permitted by this Agreement.

              (b) PERFORMANCE. The Company shall have performed and complied in all material respects with all Agreements and conditions required by this Agreement to be performed or complied with prior to the First Closing Date.

              (c) ABSENCE OF ADVERSE CHANGES. There shall have been no changes likely to have a Material Adverse Effect since the date of this Agreement, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein by the Company), except changes contemplated by this Agreement.

              (d) LEGAL PROCEEDINGS. No action or proceeding by or before any governmental authority shall have been instituted or, to the Company's knowledge, threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to have a Material Adverse Effect on the Company or to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Guilford.

              (e) COMPANY CERTIFICATE. The Company shall have delivered to Guilford a certificate, dated as of the First Closing Date and executed by the President of the Company, certifying to the fulfillment of the conditions specified in SECTIONS 6.1.(a) through 6.1.(d).

       6.2.   ADDITIONAL CLOSINGS

              The obligations of Guilford under this Agreement to purchase the shares of Common Stock to be purchased by it at each Additional Closing Date are subject to the fulfillment, at or prior to the respective Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Guilford to pay that portion of the Milestone payment which was to have been paid in consideration for Common Stock as provided in the License Agreement, and to purchase the shares at the respective Additional Closing, unless such failure is agreed to in writing by each Guilford.

              (a) OFFICERS' CERTIFICATES. The President of the Company shall have delivered a certificate to Guilford with respect to the matters referred to in SECTION 2.2 and certifying fulfillment of the conditions specified in SECTIONS 6.2(b) through 6.2(d).

              (b) LEGAL PROCEEDINGS. No action or proceeding by or before any governmental authority shall have been instituted or, to the Company's knowledge, threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the purchase of shares at such Additional Closing, other than an action or proceeding instituted or threatened by Guilford.

              (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement and the statements contained in the Disclosure Schedule and Exhibits attached hereto or in any Document Furnished by the Company pursuant to this Agreement shall be true and complete in all material respects when made, and as updated by an Additional Disclosure Schedule, on and as of the Additional Closing Date, as though such representations and warranties were made on and as of such date, except for any changes occurring in the Ordinary Course of Business and not material to the Company or disclosed to and approved by Guilford and as otherwise expressly permitted by this Agreement.

              (d) PERFORMANCE. The Company shall have performed and complied in all material respects with all Agreements and conditions required by this Agreement to be performed or complied with prior to the Additional Closing Date.

7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

       7.1.   FIRST CLOSING

              The obligations of the Company under this Agreement to issue the shares of Common Stock to be issued by it at the First Closing are subject to the fulfillment, at or prior to the First Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Company to issue the shares at the First Closing, unless such failure is agreed to in writing by the Company.

              (a) Representations and Warranties. The representations and warranties made by Guilford in SECTION 5.2, and SECTIONS 5.4 through 5.7 of this Agreement shall be true and complete in all material respects when made, and, on and as of the First Closing Date, as though such representations and warranties were made on and as of such date, except for any changes occurring in the Ordinary Course of Business and not material to Guilford or as otherwise expressly permitted by this Agreement.

              (b) Officer's Certificate. Guilford shall have delivered to the Company a certificate, dated as of the First Closing Date and executed by the Chief Executive Officer of Guilford, certifying to the fulfillment of the condition specified in SECTION 7.1(a).

       7.2.   ADDITIONAL CLOSINGS

              The obligations of the Company under this Agreement to issue the shares of Common Stock to be issued by it at each Additional Closing Date are subject to the fulfillment, at or prior to the respective Closing, of each of the following conditions:

              (a) Officer's Certificate. Guilford shall have delivered to the Company a certified, dated as of the Additional Closing Date and executed by the Chief Executive Officer of Guilford, certifying to the fulfillment of the condition specified in SECTION 7.2(b).

              (b) Representations and Warranties. The representations and warranties made by Guilford in SECTION 5.2, and SECTIONS 5.4 through 5.7 of this Agreement shall be true and complete in all material respects when made, and, on and as of the First Closing Date, as though such representations and warranties were made on and as of such date, except for any changes occurring in the Ordinary Course of Business and not material to Guilford or as otherwise expressly permitted by this Agreement.

8.     CLOSING

              Subject to the terms and conditions of this Agreement, each Closing and Additional Closing shall take place at such time and place as are mutually agreed upon by Guilford and ProQuest.

9.     SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

       9.1.   SURVIVAL OF REPRESENTATIONS

              All representations, warranties, covenants, indemnities and other Agreements made by any party to this Agreement herein or pursuant hereto shall also be deemed made on and as of the First Closing Date and each Additional Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date (as they are superseded or updated by Disclosure Schedules as of such date), and all such representations, warranties, covenants, indemnities and other Agreements shall survive the First Closing and each Additional Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto, provided, however, that the representations and warranties in SECTIONS 4.3, 4.4 and 4.5 shall only survive for a period of two (2) years beyond the closing at which they were made.

       9.2.   INDEMNIFICATION

              (a) The Company, from and after the date hereof, shall indemnify and hold the Guilford Indemnified Parties harmless from and against any damages, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation or arbitration (collectively, the "Damages"), suffered by the Guilford Indemnified Parties as a result of, caused by, arising out of, or in any way relating to the breach of any representation or warranty made in this Agreement or in any list, schedule, certificate, or other instrument furnished or to be furnished to Guilford by the Company pursuant to the terms of this Agreement.

              (b) Guilford, from and after the date hereof, shall indemnify and hold the Company Indemnified Parties harmless from and against any damages, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation or arbitration (collectively, the "Damages"), suffered by the Company Indemnified Parties as a result of, caused by, arising out of, or in any way relating to the breach of any representation or warranty made in this Agreement.

              (c) Neither the Company nor Guilford (each an "indemnifying party") shall have any liability for any damages until the total of all damages exceeds $5,000, in which case the indemnifying party shall be liable for any and all Damages in an amount not exceeding the aggregate consideration paid by Guilford in all closings hereunder, provided, however, that there shall be no limit on the amount of Damages which may be recovered (i) for any breach by the Company of the representations and warranties made in SECTIONS 4.1, 4.2, 4.7,
4.8 and 4.9, (ii) for any breach by Guilford of the representations and warranties made in SECTIONS 5.4 through 5.7, and (iii) for any intentional or deliberate misrepresentation, inaccuracy or breach of any representation or warranty.

       9.3.   SPECIFIC PERFORMANCE

              In addition to any other remedies which Guilford may have at law or in equity, the Company hereby acknowledges that the Common Stock is unique, and that the harm to Guilford resulting from breaches by the Company of its obligations cannot be adequately compensated by damages. Accordingly, the Company agrees that Guilford shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Agreement specifically performed by the Company, as the case may be, and that Guilford shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

       9.4.   REMEDIES CUMULATIVE

              The remedies provided herein shall be cumulative and shall not preclude the assertion by any party of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

10.    TRANSFER RESTRICTIONS

              (a) Guilford may not transfer shares of Common Stock unless it complies with the provisions of this Section 9. If Guilford receives a bona fide unconditional offer (the "Offer") to Transfer all or any portion of its Common Stock,

Guilford must promptly notify in writing (the "Original Notice") the Company of its desire to transfer the Common Stock. The Company shall have the option to purchase, upon the same terms and conditions listed in the Offer, the total amount of the Common Stock to be Transferred within thirty (30) days of receiving the Original Notice. To exercise its right to purchase the Common Stock, the Company must send written notice of its intent to Guilford within ten
(10) days after receiving the Original Notice and purchase the Common Stock within thirty (30) days of receiving the Original Notice. If the Company does not give notice within the aforementioned ten (10) day period, then Guilford shall be at liberty to sell the Common Stock upon the same terms and conditions listed in the Offer, to the Person who made the Offer, within ninety (90) days after the Original Notice.

              (b) If any Person or group of Persons (collectively, the "Transfer Group") proposes to transfer any shares of Common Stock in a single transaction or series of related transactions, to any third-party offeror (the "Offeror") for cash at a price per share greater than the highest price paid by Guilford for any shares purchased pursuant to this Agreement, and if as a result of such transfer or transfers more than fifty percent (50%) of the outstanding Common Stock would be owned by the Offeror, then the Transfer Group must permit Guilford to sell to the Offeror, on the same terms and conditions as offered to the Transfer Group, all of the Common Stock held by Guilford. If Guilford does not elect to sell to the Offeror, then following the Closing of the Offeror's purchase of shares from the Transfer Group, at the option of the Offeror, Guilford shall be required to sell it Common Stock to the Offeror at the same prices and on the same terms and conditions, meeting the conditions set forth in the preceding sentence, as offered to the Transfer Group. This provision will not be construed so as to place restrictions on the Company's right to merge, reorganize or consolidate as set forth in SECTION 11.4.

              (c) The rights and obligations of this Article 10 shall terminate and be of no further effect upon the earlier to occur of (i) the Company's initial public offering of Common Stock and (ii) with respect to any share of Common Stock, the transfer by Guilford of that share of Common Stock in accordance with the terms of this Agreement.

11.    MISCELLANEOUS

       11.1.  ADDITIONAL ACTIONS AND DOCUMENTS

              Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

       11.2.  NO BROKERS

              Each of the parties hereto represents and warrants to the other party that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

       11.3.  EXPENSES

              Subject to the provisions of SECTION 9 and SECTIONS 2.3(b) and 3.1(b), each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

       11.4.  ASSIGNMENT

              Neither Guilford nor the Company shall assign its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or Guilford of its respective rights or obligations under this Agreement, whether before or after the Closing, release the Company or Guilford from its liabilities and obligations hereunder; provided, however, that nothing herein shall be construed to prevent the Company from consolidating, merging or reorganizing with any other entity (whether or not the Company is the surviving entity).

       11.5.  ENTIRE AGREEMENT; AMENDMENT

              This Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company and Guilford.

       11.6.  WAIVER

              No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other Documents Furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

       11.7.  DISPUTE RESOLUTION

              Guilford and the Company agree that the dispute resolution provisions set forth in Article 12 of the License Agreement are incorporated by reference herein and shall be binding upon the parties hereto as if such Article 12 was set forth in its entirety herein.

       11.8.  SEVERABILITY

              If any part of any provision of this Agreement or any other Agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

       11.9.  GOVERNING LAW; JURISDICTION

              For the purposes of this Agreement, the parties acknowledge their diversity (Company being a Kansas corporation having its principal place of business in Kansas and Guilford being a Delaware corporation having its principal place of business in Maryland) and agree that this Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware (without regard to conflict of law principles) and the parties hereby accept and submit to the exclusive jurisdiction of the Federal District Court located in Kansas or the state courts of general jurisdiction in Kansas for purposes of enforcing any this Agreement including any arbitral award hereunder.

       11.10. NOTICES

              All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

              (i)    If to Guilford:

                     Guilford Pharmaceuticals Inc.
                     6611 Tributary Street
                     Baltimore, Maryland  21224
                     Attention: Secretary
                     Telecopier: (410) 631-6819

              in each case with a copy to (which shall not constitute notice) to:

                     Hogan & Hartson L.L.P.
                     111 South Calvert Street, Suite 1600
                     Baltimore, Maryland  21202
                     Attention: Michael J. Silver
                     Telecopier: (410) 539-6981

              (ii)   If to the Company:

                     ProQuest Pharmaceuticals, Inc.
                     1617 St. Andrews Drive
                     Lawrence, Kansas  66047
                     Attention: President
                     Telecopier: (785) 832-8234

              with a copy (which shall not constitute notice) to:

                     Shook, Hardy & Bacon L.L.P.
                     1010 Grand Blvd.  5th Floor
                     P.O. Box 15607
                     Kansas City, Missouri  64106-0607
                     Attention: John W. Simpson
                     Telecopier: (816) 842-3190

              Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

       11.11. HEADINGS

              Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

       11.12. LIMITATION ON BENEFITS

              The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the agreements set forth in SECTION 9 also shall be for the benefit of, and enforceable by the indemnified parties thereunder and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.

       11.13. BINDING EFFECT

              Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                          PROQUEST PHARMACEUTICALS, INC.

                                          By: /s/ Osborne S. Wong
                                              -------------------
                                          Name: Osborne S. Wong
                                          Title: President


                                          GUILFORD PHARMACEUTICALS INC.

                                          By: /s/ Thomas C. Seoh
                                              ------------------
                                          Name: Thomas C. Seoh
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                    EXHIBIT A
                           TO STOCK PURCHASE AGREEMENT
                            DATED AS OF MARCH 2, 2000

                                   DEFINITIONS

              "ADDITIONAL CLOSING" shall mean each Closing after the First Closing.

              "AFFILIATE" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or Guilford of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

              "AGREEMENT" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

              "ASSETS" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

              "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

              "CLOSING" means each closing of the sale and purchase of shares of Common Stock pursuant to the Agreement.

              "CLOSING DATE" means 10:00 a.m. local time on the date of each Closing as contemplated hereby or such other time and date as shall be mutually agreed upon by the Company and Guilford.

              "COMMON STOCK" shall mean the common stock of the Company, $0.001 par value per share.

              "COMPANY" means ProQuest Pharmaceuticals, Inc., a Kansas corporation.

              "COMPANY INDEMNIFIED PARTIES" means the Company and its Affiliates, employees, representatives, agents, officers and directors.

              "CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

              "DISCLOSURE SCHEDULE" means the disclosure schedule identified as the Disclosure Schedule to the Purchase Agreement.

              "DOCUMENTS" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

              "ENCUMBRANCE" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

              "ESCROW AGREEMENT" means the Escrow Agreement entered into by and among the Company, Guilford, and the Escrow Agent dated March 2, 2000.

              "EXHIBIT" means an exhibit attached to the Agreement.

              "FIRST CLOSING" shall mean the Closing to occur no later than ten
(10) days following the Determination Date, being the First Closing Date.

              "FURNISHED" means supplied, delivered or provided in any way.

              "GUILFORD" means Guilford Pharmaceuticals Inc., a Delaware corporation.

              "GUILFORD INDEMNIFIED PARTY" means Guilford and its Affiliates, employees, representatives, agents, officers and directors.

              "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

              "LICENSE AGREEMENT" means the License, Development, and Commercialization Agreement by and between the Company and Guilford of even date herewith for the compound known as PQ-1002 and certain related compounds.

              "MATERIAL ADVERSE AFFECT" means any material adverse effect on the assets, properties, business, operations, prospects, condition (financial or otherwise) or liabilities of the Company or its Affiliates, if any, taken as a whole.

              "ORDINARY COURSE OF BUSINESS" means ordinary course of business consistent with past practices and prudent business operations.

              "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

              "SECTION" means a Section (or a subsection) of this Stock Purchase Agreement.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1. DEFINITIONS...............................................................2
2. SALE AND PURCHASE OF SHARES...............................................2
   2.1.   Sale and Purchase of Shares........................................2
   2.2.   Payments and Deliveries at the Closings............................2
   2.3.   Piggyback Registration Rights......................................4
   2.4.   Registration Procedures............................................4
   2.5.   Adjustment of Number of Shares Issued Upon Issuance of
          Common Stock.......................................................7
   2.6.   Repurchase Option..................................................10
3. ADDITIONAL UNDERTAKINGS AND COVENANTS.....................................11
   3.1.   Consents and Approvals.............................................11
   3.2.   Access of Guilford to Information..................................11
   3.3.   Confidentiality....................................................11
   3.4.   Amendments to the Company's Certificate of Incorporation...........12
   3.5.   News Releases......................................................13
   3.6.   Subsequent Events..................................................13
   3.7.   Change of Control..................................................13
4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................14
   4.1.   Organization and Standing..........................................14
   4.2.   Capital Structure of the Company...................................14
   4.3.   Financial Statements...............................................15
   4.4.   No Liabilities.....................................................15
   4.5.   Conduct of Business; Absence of Material Adverse Change............16
   4.6.   Restrictions and Consents..........................................16
   4.7.   Authorization......................................................16
   4.8.   Absence of Violation...............................................16
   4.9.   Binding Obligation.................................................17
   4.10.  Disclosure.........................................................17
5. REPRESENTATIONS AND WARRANTIES OF GUILFORD................................17
   5.1.   Organization and Standing..........................................17
   5.2.   Authorization......................................................17
   5.3.   Binding Obligation.................................................18
   5.4.   No Registration Under the Securities Act...........................18
   5.5.   Acquisition for Investment.........................................18
   5.6.   Evaluation of Merits and Risks of Investment.......................18
   5.7.   Legends............................................................19
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF GUILFORD...........................19
   6.1.   First Closing......................................................19
   6.2.   Additional Closings................................................20
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY........................21

    7.1.   First Closing.....................................................21
    7.2.   Additional Closings...............................................21
8.  CLOSING..................................................................22
9.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES...................22
    9.1.   Survival of Representations.......................................22
    9.2.   Indemnification...................................................22
    9.3.   Specific Performance..............................................23
    9.4.   Remedies Cumulative...............................................23
10. TRANSFER RESTRICTIONS....................................................23
11. MISCELLANEOUS............................................................24
    11.1.  Additional Actions and Documents..................................24
    11.2.  No Brokers........................................................25
    11.3.  Expenses..........................................................25
    11.4.  Assignment........................................................25
    11.5.  Entire Agreement; Amendment.......................................25
    11.6.  Waiver............................................................26
    11.7.  Dispute Resolution................................................26
    11.8.  Severability......................................................26
    11.9.  Governing Law; Jurisdiction.......................................26
    11.10. Notices...........................................................27
    11.11. Headings..........................................................28
    11.12. Limitation on Benefits............................................28
    11.13. Binding Effect....................................................28

EXHIBIT A     DEFINITIONS
EXHIBIT B     LICENSE DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                                                                       EXHIBIT B

                                Escrow Agreement

                                ESCROW AGREEMENT

              THIS ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of March 2, 2000, by and among Guilford Pharmaceuticals Inc., a Delaware corporation ("Guilford"), ProQuest Pharmaceuticals, Inc., a Kansas corporation ("ProQuest"), and First Union National Bank, a national banking association, with a business address at 800 East Main Street, Corporate Trust, VA3279, Richmond, Virginia 23219 as Escrow Agent (the "Escrow Agent").

                              W I T N E S S E T H:

              WHEREAS, Guilford and ProQuest have entered into a License, Development, and Commercialization Agreement of even date herewith pursuant to which Guilford, partly in consideration for the nonrefundable payment of $500,000 and a contingent payment into escrow of an additional $500,000, obtained a license of a compound referred to as PQ-1002 and certain related compounds from ProQuest; and

              WHEREAS, Guilford and ProQuest desire that the Escrow Agent hold in escrow the Deposit (as hereinafter defined) in accordance with the terms and conditions hereinafter set forth, and the Escrow Agent has agreed to act as Escrow Agent hereunder, in accordance with the terms and conditions hereinafter set forth.

              NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties, intending to be bound legally, agree as follows:

              Section 1. Appointment of Escrow Agent. Guilford and ProQuest hereby mutually appoint and designate the Escrow Agent to receive the Deposit (as hereinafter defined) and to hold and deliver the Deposit and the interest thereon as set forth herein.

              Section 2.    Escrow Deposit.

              2.1 Deposit. There is hereby established a separate escrow account with the Escrow Agent in which Guilford, simultaneously with the execution of this Escrow Agreement, is depositing with the Escrow Agent Five Hundred Thousand Dollars ($500,000) in cash (the "Deposit"), to be held and disbursed by the Escrow Agent as hereinafter set forth.

              2.2 Receipt. The Escrow Agent hereby acknowledges receipt of and accepts the Deposit in escrow and agrees to hold and keep same in accordance with the terms and conditions hereof and for the uses and purposes stated herein.

              2.3 Investment. The Escrow Agent shall invest the Escrow Deposit in an interest-bearing bank account at Fidelity Treasury Money Market Fund (the "Depository"). All income earned on the Deposit ("Interest") shall be disbursed in the manner set forth in Section 3 below.

              Section 3. Procedures for Disbursement. The Escrow Agent shall hold the Deposit for the exclusive benefit of Guilford and ProQuest, as provided in this Escrow Agreement, and shall disburse the Deposit to Guilford and/or ProQuest only in accordance with the following terms and conditions:

              3(a)   Upon receipt by the Escrow Agent of a written instruction
signed by or on behalf of Guilford stating that Guilford desires to proceed with the development and commercialization of an Agreement Compound in accordance with the License, Development, and Commercialization Agreement, the Escrow Agent shall deliver the Deposit (and the Interest) to ProQuest upon the closing of the purchase of ProQuest common stock by Guilford as contemplated in the License, Development, and Commercialization Agreement.

              3(b)   Upon receipt by the Escrow Agent of a written instruction
signed by or on behalf of Guilford stating that Guilford does not desire to proceed with the development and commercialization of an Agreement Compound under the License, Development, and Commercialization Agreement, the Escrow Agent shall deliver the Deposit to Guilford and the Interest to ProQuest.

              3(c)   Guilford and ProQuest each agree to use their best efforts, in good faith, to agree and to jointly certify to and instruct the Escrow Agent on a timely basis as to any disbursement contemplated by this Escrow Agreement. If by September 1, 2000, the Escrow Agent has not received any written instructions or other documents specified in Section 3 directing the release of the Deposit to one of the parties hereto, the Escrow Agent shall deliver the Deposit, plus Interest, to ProQuest, whereupon the Escrow Agent shall be relieved of any further obligation pursuant hereto.

              3(e)   Upon disbursement of the Deposit (and Interest) in
accordance with this Section 3, the Escrow Agent shall be discharged from all obligations under this Escrow Agreement and shall have no further duties or responsibilities in connection herewith.

              Section 4.    Escrow Agent.

              4.1 Duties. The Escrow Agent undertakes only to accept, hold and disburse the Deposit in accordance with the provisions of this Escrow

Agreement. The Escrow Agent shall not be under any duty to give the Deposit (and Interest) any greater degree of care than it gives its own similar property.

              4.2 Fees and Expenses. Guilford shall pay all of the Escrow Agent's standard charges for professional services and its other charges in connection with the Escrow Agent's service under this Agreement.

              4.3 Indemnification. Except with respect to claims based upon gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Guilford and ProQuest shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor to the Escrow Agent) from and against any and all costs, losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, court costs and attorney's fees and related other charges) which may be imposed upon or incurred by the Escrow Agent in connection with its service as Escrow Agent hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof. In the event that Guilford or ProQuest is required to indemnify and hold harmless the Escrow Agent pursuant to this Escrow Agreement, Guilford or ProQuest, as the case may be, shall have the right to seek contribution from the other party hereto (other than the Escrow Agent) for amounts paid or payable in respect of such indemnity in such proportion as appropriately reflects such party's relative fault.

              4.4 Ambiguity or Dispute. If the Escrow Agent is uncertain as to its duties and rights hereunder, or if any objections are received with respect to actions proposed to be taken by the Escrow Agent under Section 3, or in the event of any other dispute between or conflicting claims by or among Guilford and ProQuest and/or any other person or entity with respect to the Deposit and Interest the Escrow Agent shall be entitled, at its sole option, to refuse to comply with any demands, claims or instructions and to refrain from taking any action other than to keep all property held by it in escrow until the Escrow Agent is directed otherwise in joint written instructions signed by the parties hereto or by a judgment by a court of competent jurisdiction, and the Escrow Agent is authorized to deposit the Deposit and Interest with, or commence an interpleader action in, any court of competent jurisdiction, whereupon the Escrow Agent shall be relieved of any further obligation pursuant hereto. The Escrow Agent shall not be or become liable in any way for actions taken in accordance with this Section 4.4.

              4.5 Resignation. The Escrow Agent reserves the right to resign as Escrow Agent at any time, provided ten days' prior written notice is given to the other parties hereto. The other parties hereto reserve the right to remove the Escrow Agent by joint written notice at any time, provided that such notice is given to the Escrow Agent at least ten days prior to the effectiveness of such removal.

              Section 5.    Liabilities of Escrow Agent.

              5.1    Limitations on Escrow Agent's Responsibility and Liability.

                     5.1(a) The Escrow Agent does not have any interest in the Deposit and Interest but is serving as escrow holder only, having only possession thereof. The Escrow Agent makes no representation as to the validity, value, genuineness or sufficiency of the Deposit. The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                     5.1(b) The Escrow Agent shall be under no duty to accept instructions from any person other than Guilford or ProQuest, and shall only accept such instructions to the extent and in the manner provided in this Escrow Agreement.

                     5.1(c) The Escrow Agent shall be permitted to consult with counsel of its choice and shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the advice of such counsel.

                     5.1(d) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor to the Escrow Agent) as provided in Section 4.3. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its own gross negligence or willful misconduct) in the investment or reinvestment of the Deposit and Interest, or any loss of interest incident to any such delays.

                     5.1(e) The Escrow Agent shall not be liable for loss or damage resulting from any good faith act or forbearance of the Escrow Agent, any default, error, action or omission of any party other than the Escrow Agent, any delay that is not caused by the Escrow Agent, the Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding, or any loss or damage that arises after the Deposit and Interest has been disbursed in accordance with the terms of this Escrow Agreement.

              5.2 Reliance. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Escrow Agreement or signature believed by it to be genuine, and may assume that any person purporting to give notice or receipt or advice or to make any statement or to execute any document in connection with the provisions hereof has been duly authorized to do so.

                     At any time the Escrow Agent may request a joint instruction in writing from Guilford and ProQuest, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall have no liability relating to or arising out of action taken with the consent of Guilford and ProQuest in accordance with such a joint instruction. In addition, if the Escrow Agent requests a joint instruction and then takes action on or after the date specified such joint instruction for action by the Escrow Agent, the Escrow Agent shall have no liability relating to or arising out of such action, provided that the specified date shall be at least five business days after Guilford and ProQuest receive the Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received a written objection by Guilford or ProQuest to the instruction requested by the Escrow Agent.

              5.3 No Implied Duties; Collateral Agreements. The Escrow Agent shall not be obligated to perform any duties that are not expressly set forth in this Escrow Agreement, and no implied covenants or obligations shall be inferred from this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound in any way by any contract or agreement between Guilford and ProQuest or among Guilford, ProQuest and any other parties, whether or not the Escrow Agent has knowledge of any such contract or agreement or of its terms or conditions.

              Section 6. Termination. This Escrow Agreement shall be terminated upon the disbursement by the Escrow Agent of the Deposit (and Interest). This Escrow Agreement also may be terminated by written mutual consent signed by all parties. This Escrow Agreement shall not be otherwise terminated. The obligations and liabilities of the Escrow Agent hereunder will terminate on termination of this Escrow Agreement or such earlier date as may be provided herein. Irrespective of the date on which the obligations and liabilities of the Escrow Agent hereunder shall be terminated, the rights of the Escrow Agent and the obligations of Guilford and ProQuest under Sections 4.2 and
4.3 shall survive notwithstanding termination of this Agreement or the resignation of the Escrow Agent.

              Section 7.    Other Provisions.

              7.1 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:

              (a)    To Guilford:

                     Guilford Pharmaceuticals Inc.
                     6611 Tributary Street
                     Baltimore, Maryland  21224
                     Attention:  Secretary
                     Facsimile No.:  410/631-6819

              in each case with a copy to (which shall not constitute notice) to:

                     Hogan & Hartson L.L.P.
                     111 South Calvert Street, Suite 1600
                     Baltimore, Maryland  21202
                     Attention:  Michael J. Silver
                     Facsimile No.:  410/539-6981

                     To ProQuest:

                     ProQuest Pharmaceuticals, Inc.
                     1617 St. Andrews Drive
                     Lawrence, Kansas  66047
                     Attention:  President
                     Facsimile No.:785/832-8234

              with a copy (which shall not constitute notice) to:

                     Shook Hardy & Bacon, L.L.P.
                     1010 Grand Boulevard., 5th Floor
                     P.O. Box 15607
                     Kansas City, MO 64106-0607
                     Attention:  John W. Simpson
                     Facsimile No.: 816/842-3190

                     To the Escrow Agent:

                     First Union National Bank
                     800 East Main Street

                     VA3279
                     Richmond, VA 23219
                     Attention:  Kelly A. Pickerel
                     Facsimile No.: 804/343-6699

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

              7.2 Benefit and Assignment. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Escrow Agreement against any of the parties hereto, and the covenants and agreements set forth in this Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. No party to this Escrow Agreement may assign this Escrow Agreement or any rights hereunder without the prior written consent of the other parties hereto.

              7.3 Entire Agreement; Amendment. This Escrow Agreement contains all the terms agreed upon by the parties with respect to the escrow arrangement that is the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Escrow Agreement may be amended only by a written instrument signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

              7.4 Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Escrow Agreement.

              7.5 Headings. The headings of the sections and subsections of this Escrow Agreement are for purposes of reference only and do not evidence the intentions of the parties.

              7.6 Severability. In the event that a court of competent jurisdiction holds that a particular provision or requirement of this Escrow Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable, and all other provisions and requirements of this Escrow Agreement shall remain in full force and effect.

              7.7 Force Majeure. No party shall be held responsible for any delay or failure in performance under this Escrow Agreement arising out of a cause beyond its control or without its fault or negligence. Such causes may include, but are not limited to, fires, floods, strikes or other labor problems, embargoes, acts of God (including, without limitation, weather conditions), national disasters, restrictions access to the Escrow Agent's offices or facilities imposed by third parties, failures of couriers or the postal system to make timely deliveries, failures of banks or other parties to transmit funds, acts of regulatory agencies, or failures of third parties to perform obligations.

              7.8 Governing Law. This Escrow Agreement shall be governed by, and construed according to, the laws of the Commonwealth of Virginia (without regard to the choice of law provisions thereof).

              7.9 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. This Agreement may be executed and delivered by each party through the use of facsimile transmission of signature pages that contain the signatures on behalf of such party to each of the other parties hereto at their respective facsimile numbers set forth in Section 7.1 hereof or at such other facsimile numbers as such other parties may request, and each such faxed signature page shall constitute an executed counterpart of this Agreement.

              IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

                              GUILFORD PHARMACEUTICALS INC.

                              By: /s/ Thomas C. Seoh
                                  ------------------
                              Name: Thomas C. Seoh
                              Title: Senior Vice President, General Counsel and
                                     Secretary


                              PROQUEST PHARMACEUTICALS, INC.

                              By: /s/ Osborne S. Wong
                                  -------------------
                              Name: Osborne S. Wong
                              Title: President


                              FIRST UNION NATIONAL BANK, AS ESCROW AGENT

                              By: /s/ Monique Green
                                  -----------------
                              Name: Monique L. Green
                              Title: Authorized Officer

                                                                       EXHIBIT C

                              Consent and Agreement

                              CONSENT AND AGREEMENT

       THIS CONSENT AND AGREEMENT ("Agreement") is entered into and shall be effective March 2, 2000 ("Effective Date") among Guilford Pharmaceuticals Inc., a Delaware corporation having a principal place of business at 6611 Tributary Street, Baltimore, Maryland 21224 ("Guilford"), ProQuest Pharmaceuticals, Inc., a Kansas corporation having a place of business at 4913 Stoneback Place, Lawrence, Kansas 66047 ("ProQuest"), and The University of Kansas Center for Research, Inc., a Kansas not-for-profit corporation, having a principal place of business at Youngberg Hall, University of Kansas, Lawrence, Kansas 66044 ("KUCR").

       WHEREAS, KUCR has an agreement with the University of Kansas wherein KUCR manages certain licenses, equity and other technology transfer matters on behalf of the University of Kansas;

       WHEREAS, KUCR granted to ProQuest a certain exclusive license under Patent Rights and Know-How to develop, have developed, make, have made, use, distribute for sale, have distributed for sale and sell or have sold Product ("ProQuest Rights");

       WHEREAS, "Patent and Rights," "Know-How" and "Product" as used herein have the meanings set forth in the License Agreement between ProQuest and KUCR dated April 2, 1999 ("KU License"), a copy of which is attached hereto and incorporated herein by this reference as Exhibit A;

       WHEREAS, ProQuest has, of even date herewith, entered into a License, Development and Commercialization Agreement with Guilford ("PQ License") a copy of which is attached hereto and incorporated herein by this reference as Exhibit B;

       WHEREAS, pursuant to the terms of the PQ License, ProQuest has licensed to Guilford "ProQuest Patent Rights," "ProQuest Know-How," "Agreement Compounds," and "Program Products" each as defined in the PQ License (collectively, "License Grants");

       WHEREAS, the parties hereto wish to clarify and agree on their respective rights and obligations with respect to the Patent Rights, the Know-How and the License Grants;

       NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. CONSISTENT RIGHTS. KUCR agrees that Agreement Compounds and Program Products are, to the extent applicable, included within "Product" for purposes of the KU License. KUCR further agrees that all License Grants from ProQuest to Guilford pursuant to the PQ License are, to the extent applicable, included within the Patent Rights and Know-How licenses granted exclusively to ProQuest under the KU License, subject to the terms thereof.

2. CONSENT TO SUBLICENSE. KUCR consents to the terms of the PQ License, including: (i) the sublicense of the Patent Rights and Know-How by ProQuest to Guilford pursuant to the PQ License; and (ii) to the extent applicable, the license, development and commercialization of Agreement Compounds and Program Products by Guilford, provided that nothing herein shall be deemed to constitute any endorsement by KUCR or the University of Kansas of the terms of the PQ License.

3. OBLIGATIONS OF LICENSEE UNDER KU LICENSE. The parties hereto acknowledge that, as among the parties hereto, any obligations of "Licensee" (as that term is defined in the KU License) under the KU License shall remain the obligations of ProQuest, and shall not be obligations of Guilford, except pursuant to any direct license from KUCR to Guilford as contemplated by Section 7 below. Without limiting the generality of the foregoing, the parties hereto acknowledge that, as among the parties hereto, any payment of royalties or other fees associated with the licensing, development or commercialization of any Product (including Agreement Compounds and Program Products) under the KU License shall be made by ProQuest to KUCR pursuant to the terms of the KU License. The parties agree that Guilford shall have no obligation to pay any royalties, fees or other charges to KUCR for use of the Patent Rights and Know-How under the terms of the PQ License, the KU License or this Consent and Agreement, except pursuant to any direct license from KUCR to Guilford as contemplated in Section 7 below.

4. KUCR COOPERATION. During the term of the PQ License, KUCR agrees to cooperate with ProQuest and/or Guilford in any dispute with a third party involving the ownership of the Patent Rights and Know-How as set forth in the KU License (insofar as they relate to the subject matter of the License Grants), and use its good faith best efforts to try to ensure that the sublicense of the Patent Rights and Know-How to Guilford, and the rights thereunder, under the PQ License are not impaired or encumbered.

5. FULL POWER AND AUTHORITY. KUCR represents and warrants that (i) it has full power and authority to provide the consents herein, and to bind the University of Kansas in respect of such consents; and (2) no further consents are required relating to the subject matter of the PQ License and/or this Consent and Agreement.

6. NOTICES OF DEFAULT OR SURRENDER. During the term of this Consent and Agreement, KUCR will: (i) simultaneously with the mailing of such to ProQuest, provide to Guilford copies of any formal notice(s) of default sent to ProQuest from KUCR stating that ProQuest is in material breach or default of any of the terms of the KU License; and (ii) promptly notify Guilford in writing of any surrender by ProQuest of any Patent Rights or Know-How under the KU License that includes any ProQuest Patent Rights, ProQuest Know-How, Agreement Compounds or Program Products.

7. TERMINATION OR SURRENDER OF RIGHTS UNDER THE KU LICENSE. In the event of any early termination of the KU License, prior to its expiration in accordance with its terms, during the term of the PQ License, or any surrender by ProQuest of Patent Rights or Know-How which covers ProQuest Patent Rights, ProQuest Know-How, Agreement Compounds or Program Products, KUCR hereby grants to Guilford an exclusive option to enter into a direct license agreement with respect to the Patent Rights and Know-How insofar as they relate to Agreement Compounds and Program Products on terms at least as favorable as those offered to ProQuest under the KU License. The option shall be exercisable for sixty (60) days following any termination of the KU License, whether such termination is due to default of ProQuest or otherwise, or any surrender by ProQuest of Patent Rights or Know-How which covers ProQuest Patent Rights, ProQuest Know-How, Agreement Compounds or Program Products. As far as the PQ License is concerned, this Section 7 shall be in lieu of Section 9.05 of the KU License.

8.     PROSECUTION AND ENFORCEMENT OF PATENT RIGHTS.

       a. KUCR hereby confirms the rights of Guilford as "sublicensee" under Sections 8.01, 8.02 and 8.03 of the KU License.

       b. In any Patent Prosecution (as defined in the PQ License) of ProQuest Patent Rights conducted by KUCR or the University of Kansas, KUCR shall (i) provide Guilford sufficient opportunity to review and comment in advance of any deadlines and any filings by KUCR of patent applications and patents and material communications to and from the U.S. Patent and Trademark Office and patent offices in foreign countries relating to such ProQuest Patent Rights; and (ii) obtain Guilford's consent (which consent shall not to be unreasonably withheld) in connection with material actions KUCR or the University of Kansas may take in the course of Patent Prosecution that would limit the scope of protection for Agreement Compounds. "Material actions" as used in this Consent and Agreement shall include: (1) the filing of new applications (including divisionals, continuations, continuations-in-part, reissues and reexaminations); (2) the filing of amendments; (3) the submission of responses to Official actions on the merits (and not relating to procedure, such as responses to restrictions or election of species); (4) the filing of formal papers such as declarations (including Rule 131 and 132 declarations); (5) the filing of appeal briefs and reply briefs;
              (6) the submission of summaries of interviews during which the scope of claims was discussed; (7) the filing of responses to reasons for allowances; (8) abandonment of claims; (9) the filing of motions and taking of positions in patent interference proceedings; and (10) other material actions which could affect the scope of protection for Agreement Compounds.

       c. Neither KUCR nor the University of Kansas will enter into any settlement, consent, judgment or other voluntary final disposition of litigation or threatened litigation affecting ProQuest Patent Rights without the consent of Guilford, which consent shall not be unreasonably withheld.

       d. KUCR agrees to use commercially reasonable efforts, in consultation with ProQuest and Guilford, to diligently conduct Patent Prosecution of ProQuest Patent Rights in a manner so as to preserve and expand the scope of claims therefor to the extent reasonably possible.

       e. In the event that KUCR elects not to pursue Patent Prosecution of any ProQuest Patent Rights, KUCR shall give ProQuest and Guilford sufficient notice to afford ProQuest or Guilford (as determined between them pursuant to the PQ License) the opportunity to do so at Guilford's cost, in which event ProQuest or Guilford (as determined between them pursuant to the PQ License) will own such ProQuest Patent Rights, free and clear of any ownership interest of KUCR or the University of Kansas in said ProQuest Patent Rights, against reimbursement of past Patent Prosecution costs and expenses (adequately documented) incurred by KUCR with respect to such ProQuest Patent Rights which have not previously been reimbursed to KUCR. KUCR will execute all documents and do all things as ProQuest or Guilford may reasonably request in connection with the exercise of ProQuest's or Guilford's rights under this Section 8.e.

       f. Notwithstanding the provisions of Section 8.07 of the KU License, if Guilford or ProQuest initiates proceedings pursuant to Section
              8.3 of the PQ License, Section 8.3 of the PQ License shall govern as between KUCR and ProQuest on the one hand and Guilford on the other, and Section 8.07 of the KU License shall govern as between KUCR and ProQuest with respect to any payments received by ProQuest in accordance with Section 8.3 of the PQ License.

       g. In the event that Guilford does not initiate an action to enforce Patent Rights against a Third Party suspected of infringing a claim of ProQuest Patent Rights and ProQuest also does not exercise its rights, if any, under Section 8.3(c) of the PQ License to initiate such action, then KUCR may give notice to Guilford that it intends to bring such enforcement action at its own expense under Section 8.08 of the KU License. In such event, the parties shall confer, and if Guilford has a commercially reasonable basis for foregoing or delaying such infringement proceeding, then Guilford's decision shall govern; provided, that in determining whether there is a commercially reasonable basis for Guilford's decision, any interest (direct or indirect) held by Guilford in the infringer shall be disregarded. Any recovery made by KUCR pursuant to any such infringement action KUCR brings as contemplated in this Section 8.e. will be used first to reimburse KUCR for its litigation costs and expenses, second to reimburse ProQuest and Guilford for their litigation costs and expenses incurred in connection with KUCR's prosecution, and third divided up among the parties in proportion to their expenses.

       h. If a declaratory judgment or other action alleging invalidity of any of the ProQuest Patent Rights shall be brought against KUCR, ProQuest or Guilford, then KUCR, ProQuest and Guilford shall jointly have the right to defend the action at its own expense, respectively.

9. PATENT MARKING. Guilford agrees to use commercially reasonable efforts to comply with Article 20 of the KU License with respect to any Agreement Compound which it may market in the United States or other countries.

10. NOTICES. Any notices by Guilford required hereunder shall be in conformity with Article 17 of the KU License. Any notice to Guilford required hereunder may be given by registered mail, express courier service with receipt, facsimile (with confirmation) or delivered by hand. The effective date of notice shall be the date of receipt, and shall be addressed as follows:

              Guilford Pharmaceuticals Inc.
              ATTN:  Secretary
              6611 Tributary Street
              Baltimore, Maryland  21224
              Fax No.: 410/631-6819

Guilford may change the address to which notice and correspondence is to be given as provided herein by written notice thereof to the other parties.

11. CONFIDENTIAL INFORMATION. Notwithstanding Article 6 of the KU License, each party hereto agrees to be bound by the terms and conditions of Section 7.1 of the PQ License, and the rights and obligations of "Disclosing Party" and "Receiving Party" thereunder with respect to confidential information received from another party under the KU License, the PQ License or this Consent and Agreement.

12. TERM. The term of this Consent and Agreement shall be coincident with the term of the PQ License. The parties agree that this Consent and Agreement shall not be terminated so long as the PQ License remains in effect.

13. GOVERNING LAW. The construction, performance and execution of this Consent and Agreement shall be governed by the laws of the State of Kansas (without regard to conflicts of laws provisions).

14. ENTIRE AGREEMENT. This Consent and Agreement, together with its exhibits, shall constitute the entire agreement between the parties with respect to the obligations of the parties regarding the subject matter hereof.

15. AMENDMENT. This Consent and Agreement may be amended and any of its terms or conditions waived only by a written instrument executed by the authorized officials of the parties or, in the case of waiver, by the party waiving compliance. The failure by any party, at any time or times, to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce same. No waiver by any party of any condition or term in any one or more instance shall be construed as a further or continuing waiver of such condition or term of any other condition or term.

16. FURTHER ACTIONS. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Consent and Agreement.

17. EXECUTION AND DELIVERY. This Consent and Agreement shall be binding upon and enforceable with respect to each of the parties as of the date first written above upon the mutual execution and delivery of this Consent and Agreement by each of those parties. This Consent and Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute the single agreement.

IN WITNESS WHEREOF, the parties have duly executed this Consent and Agreement effective as of the Effective Date.

THE UNIVERSITY OF KANSAS CENTER                 GUILFORD PHARMACEUTICALS INC.
    FOR RESEARCH, INC.

By:    /s/ James A. Roberts                     By:    /s/ Thomas C. Seoh
       --------------------                            ------------------
Name:  James A. Roberts                         Name:  Thomas C. Seoh
Title: Vice President                           Title: Senior Vice President,
                                                General Counsel & Secretary

PROQUEST PHARMACEUTICALS INC.

By:    /s/ Osborne S. Wong
       -------------------
Name:  Osborne S. Wong
Title: President